General Electric Capital Business                                  Exhibit 10.33
Asset Funding Corporation
Loan No. 001-0010771-001

                            BALLOON PROMISSORY NOTE

         (1920 Acacia Avenue, Compton, Los Angeles County, California)
$2,000,000.00                                                 December 27 , 2002

     FOR VALUE RECEIVED, APPLIANCE RECYCLING CENTERS OF AMERICA, INC., a Minnesota corporation ("Borrower"), promises to pay to the order of GENERAL ELECTRIC CAPITAL BUSINESS ASSET FUNDING CORPORATION ("Payee"; Payee and any subsequent holder of this Note being referred to herein as "Holder") at Payee's office at 10900 NE 4th Street, Suite 500, Bellevue, Washington 98004, attention:
Real Estate Department, or at such other address as Holder may from time to time designate in writing, the principal sum of Two Million and no hundredths Dollars ($2,000,000.00) together with interest from the date the proceeds of the loan (the "LOAN") evidenced by this Promissory Note (this "NOTE") are initially disbursed (including, without limitation, disbursement into an escrow for the benefit of Borrower) until maturity on the principal balance from time to time remaining unpaid hereon at the rate of six and eighty-five hundredths percent (6.85%) per annum (computed on the basis of a 360-day year of twelve (12) consecutive thirty (30)-day months) in installments as follows: (i) interest only in advance at the rate of $380.56 per day shall be due and payable on the date the proceeds of the Loan are initially disbursed to or for the benefit of Borrower (including, without limitation, disbursement into an escrow for the benefit of Borrower) for the period beginning on the date of such disbursement and ending on the last day of the month during which such disbursement occurs; and (ii) 119 installments of principal and interest in the amount of $15,326.42 each shall be payable commencing on the first day of the second month following the month in which the proceeds of the loan evidenced by this Note are initially disbursed and continuing on the first day of each and every succeeding month until January 1, 2013 ("Maturity"), at which time all then unpaid principal and interest hereon shall be due and payable. A substantial payment will be due at Maturity, as the monthly payment of principal and interest set forth herein represents an amount which would amortize the principal face amount of this Note in full at the interest rate set forth herein over a period of 240 months.

     If any payment shall not be received by Holder within ten (10) days after its due date, Borrower shall pay an additional charge equal to five percent (5.00%) of the delinquent payment or the highest additional charge permitted by law, whichever is less.

     Upon not less than fifteen (15) days' advance written notice to Holder and upon payment of a prepayment premium as set forth below (the "Prepayment Premium"), Borrower shall have the right to prepay all, but not less than all, of the outstanding balance of this Note on any regularly scheduled principal and interest payment date. The "Prepayment Premium" shall be equal to the sum of the Base Premium (defined below) and the Variable Premium (defined below).

     The "Base Premium" shall be determined by multiplying the following described applicable base premium factor (the "Base Premium Factor") by the principal balance to be prepaid. The "Variable Premium" shall be determined by
(i) calculating the decrease (expressed in basis points) in the current weekly average yield of Ten (10)-Year U.S. Dollar Interest Rate Swaps (as published in Federal Reserve Statistical Release H.15 [519]) (the "Index") from Friday, November 15, 2002, to the Friday immediately preceding the week in which the prepayment is made, (ii) dividing the decrease by 100, (iii) multiplying the result by the following described applicable variable premium factor (the "Variable Premium Factor"), and (iv) multiplying the product by the principal balance to be prepaid. If the Index is unchanged or has increased from Friday, November 15, 2002, to the Friday immediately preceding the prepayment date, the Variable Premium Factor shall be equal to Zero Dollars ($0.00). The Base Premium Factor and the Variable Premium Factor shall be the amounts shown on the following chart for the month in which prepayment occurs:

 No. Mos.              Years            Base           Variable
Remaining            Remaining      Premium Factor  Premium Factor
---------            ---------      --------------  --------------


120 - 109               10              .05             .070

 108 - 97                9              .04             .065

  96 - 85                8              .03             .060

  84 - 73                7              .02             .054

  72 - 61                6              .01             .048

  60 - 49                5               0              .042

  48 - 37                4               0              .036

  36 - 25                3               0              .029

  24 - 13                2               0              .022

   12 - 1                1               0              .013

If the Federal Reserve Board ceases to publish Statistical Release H.15 [519], then the decrease in the weekly average yield of Ten (10)-Year U.S. Dollar Interest Rate Swaps will be determined from another source designated by Holder.

     If Holder at any time accelerates this Note after an Event of Default (defined below), then Borrower shall be obligated to pay the Prepayment Premium in accordance with the foregoing schedule. The Prepayment Premium shall not be payable in the case of an assumption of the Loan (if permitted by Holder pursuant to the terms of the Security Instrument (as hereinafter defined)), nor with respect to condemnation awards or insurance proceeds from fire or other casualty which Holder applies to prepayment, nor with respect to Borrower's prepayment of the Note in full during the last three (3) months of the term of this Note unless an Event of Default has occurred and is continuing. Borrower expressly acknowledges that such Prepayment Premium is not a penalty but is intended solely to compensate Holder for the loss of its bargain and the reimbursement of internal expenses and administrative fees and expenses incurred by Holder.

     Holder shall have full recourse against Borrower for all sums due under this Note and for all the representations, warranties, indemnities and covenants in the Commercial Deed of Trust,

Financing Statement, Security Agreement, Assignment of Leases and Rents and Fixture Filing ("Security Instrument") covering the property (the "Property") securing this Note and all other documents executed or delivered in connection herewith (the "Loan Documents").

     Each of the following shall constitute an Event of Default ("Event of Default") hereunder and under the Security Instrument:

          (a) Failure of Holder to receive any payment of principal, interest, or Prepayment Premium upon this Note when due, and such failure shall continue for ten (10) days after written notice is given by Holder to Borrower of the same; or

          (b) Failure of Borrower to observe or perform any other obligation under any Loan Document (other than this Note) when such observance or performance is due, and such failure shall continue beyond the applicable cure period set forth in such Loan Document, or if the default cannot be cured within such applicable cure period, Borrower fails within such time to commence and pursue curative action with reasonable diligence or fails at any time after expiration of such applicable cure period to continue with reasonable diligence all necessary curative actions.

     Upon the occurrence of any Event of Default, Holder shall have the option to declare the entire amount of principal and interest due under this Note immediately due and payable without notice or demand, and Holder may exercise any of its rights under this Note and any document executed or delivered herewith. After acceleration or maturity, Borrower shall pay interest on the outstanding principal balance of this Note at the rate of five percent (5.00%) per annum above the prime interest rate as quoted in the Wall Street Journal ("WSJ") in effect from time to time, or fifteen percent (15.00%) per annum, whichever is higher, provided that such interest rate shall not exceed the maximum interest rate permitted by law (the "Default Rate"). If the WSJ Rate is unavailable or no longer quoted, Lender may select such replacement index as Lender in its sole discretion determines most closely approximates the rate quoted in the WSJ.

     All payments of the principal and interest on this Note shall be made in coin or currency of the United States of America which at the time shall be the legal tender for the payment of public and private debts.

     If this Note is placed in the hands of an attorney for collection, Borrower shall pay reasonable attorneys' fees and costs incurred by Holder in connection therewith, and in the event suit or action is instituted to enforce or interpret this Note (including without limitation efforts to modify or vacate any automatic stay or injunction), the prevailing party shall be entitled to recover all expenses reasonably incurred at, before or after trial and on appeal, whether or not taxable as costs, or in any bankruptcy proceeding, or in connection with post-judgment collection efforts, including, without limitation, reasonable attorneys' fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

     This Note shall be governed and construed in accordance with the laws of the State of California applicable to contracts made and to be performed therein (excluding choice-of-law principles). Borrower hereby irrevocably submits to the jurisdiction of any state or federal court sitting in California in any action or proceeding brought to enforce or otherwise arising out of or relating to this Note, and hereby waives any objection to venue in any such court and any claim that such forum is an inconvenient forum.

     This Note is given in a commercial transaction for business purposes.

     This Note may be declared due prior to its expressed maturity date, all in the events, on the terms, and in the manner provided for in the Security Instrument.

     Borrower and all sureties, endorsers, guarantors and other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (i) waive demand, notice of demand, presentment for payment, notice of nonpayment, notice of default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices except those for which the Loan Documents expressly provide, and further waive diligence in collecting this Note or in enforcing any of the security for this Note; (ii) agree to any substitution, subordination, exchange or release of any security for this Note or the release of any party primarily or secondarily liable for the payment of this Note; (iii) agree that Holder shall not be required to first institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable for the payment of this Note or to enforce its rights against any security for the payment of this Note; and (iv) consent to any extension of time for the payment of this Note, or any installment hereof, made by agreement by Holder with any person now or hereafter liable for the payment of this Note, even if Borrower is not a party to such agreement.

     Borrower authorizes Holder or its agent to insert in the spaces provided herein the appropriate interest rate and the payment amounts as of the date of the initial advance hereunder.

     All agreements between Borrower and Holder, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the final maturity of this Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Holder exceed the maximum amount permissible under the applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Holder in excess of the maximum amount permissible under applicable law, the interest payable to Holder shall be reduced to the maximum amount permissible under applicable law; and if from any circumstance Holder shall ever receive anything of value deemed interest by applicable law in excess of the maximum amount permissible under applicable law, an amount equal to the excessive interest shall be applied to the outstanding principal balance hereof, or if such excessive amount of interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under applicable law. Holder expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under applicable law. This paragraph shall control all agreements between Borrower and Holder.

     WAIVER OF JURY TRIAL. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVES ANY AND ALL RIGHTS THAT EACH PARTY TO THIS NOTE MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR THE STATE OF CALIFORNIA, TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE, THE LOAN DOCUMENTS OR ANY TRANSACTIONS CONTEMPLATED THEREBY OR RELATED THERETO. IT IS INTENDED THAT THIS WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, CLAIMS AND/OR COUNTERCLAIMS IN ANY SUCH ACTION OR PROCEEDING.

     BORROWER UNDERSTANDS THAT THIS WAIVER IS A WAIVER OF A CONSTITUTIONAL SAFEGUARD, AND EACH PARTY INDIVIDUALLY BELIEVES THAT THERE ARE SUFFICIENT ALTERNATE PROCEDURAL AND SUBSTANTIVE SAFEGUARDS, INCLUDING, A TRIAL BY AN IMPARTIAL JUDGE, THAT ADEQUATELY OFFSET THE WAIVER CONTAINED HEREIN.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK;
                            EXECUTION PAGE FOLLOWS]

     IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

                         TIME IS OF THE ESSENCE HEREOF.

BORROWER HEREBY EXPRESSLY (1) WAIVES ANY RIGHTS IT MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 2954.10 TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT PENALTY, UPON ACCELERATION OF THE MATURITY DATE OF THIS NOTE, AND (2) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF ANY OR ALL OF THIS NOTE IS MADE, WHETHER VOLUNTARY OR UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THIS NOTE BY HOLDER ON ACCOUNT OF ANY DEFAULT BY BORROWER UNDER THIS NOTE, THE DEED OF TRUST OR ANY OTHER DOCUMENT EVIDENCING OR SECURING THE LOAN, INCLUDING, BUT NOT LIMITED TO, ANY TRANSFER OR DISPOSITION AS PROHIBITED OR RESTRICTED BY THE PROVISIONS OF THE DEED OF TRUST, THEN BORROWER SHALL BE OBLIGATED TO PAY, CONCURRENTLY THEREWITH, THE PREPAYMENT PREMIUM. BY SIGNING THIS PROVISION IN THE SPACE PROVIDED BELOW, BORROWER AGREES THAT HOLDER'S AGREEMENT TO MAKE THE LOAN EVIDENCED BY THIS NOTE AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS NOTE CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY BORROWER FOR THIS WAIVER AND AGREEMENT.

                                   BORROWER: / s / E d w a r d R . C a m e r o n

     IN WITNESS WHEREOF, Borrower has executed or caused this Note to be executed by its duly authorized representative as of the year and day first written above.

                                        BORROWER:

                                        APPLIANCE RECYCLING CENTERS OF
                                        AMERICA, INC., a Minnesota corporation

                                        By: /s/Edward R. Cameron
                                        Print: Edward R. Cameron
                                        Its: President


                      [EXECUTION PAGE OF PROMISSORY NOTE]

THIS SECURITY INSTRUMENT WAS
PREPARED BY, AND UPON RECORDING
SHOULD BE RETURNED TO:

Beth M. Ascher, Esq.
Kutak Rock LLP
1650 Farnam St.
Omaha, NE 68102-2186

Index this document as
(1) deed of trust and
(2) fixture filing
ASSESSOR'S PARCEL NO. 7318-013-033

--------------------------------------------------------------------------------
                     (SPACE ABOVE LINE FOR RECORDER'S USE)


                           COMMERCIAL DEED OF TRUST,
                    FINANCING STATEMENT, SECURITY AGREEMENT,
                         ASSIGNMENT OF LEASES AND RENTS
                               AND FIXTURE FILING

                 APPLIANCE RECYCLING CENTERS OF AMERICA, INC.,
                            a Minnesota corporation

                                   (Grantor)

                                       to

                            COMMONWEALTH LAND TITLE

                                   (Trustee)

                                  in favor of

          GENERAL ELECTRIC CAPITAL BUSINESS ASSET FUNDING CORPORATION,
                             a Delaware corporation

                                 (Beneficiary)

                            Dated: December 27, 2002

         (1920 Acacia Avenue, Compton, Los Angeles County, California)

NOTICE: DO NOT DESTROY THIS DEED OF TRUST OR THE NOTE (IF IT IS IN YOUR POSSESSION) WHICH IT SECURES AS THESE MUST BE PRESENTED TO THE TRUSTEE FOR CANCELLATION IN ORDER TO OBTAIN A RECONVEYANCE. THE RECONVEYANCE MUST BE RECORDED IN THE OFFICE OF THE COUNTY RECORDER.

     THIS DEED OF TRUST (herein "INSTRUMENT") is made as of December 2 7, 2002, among the Grantor, APPLIANCE RECYCLING CENTERS OF AMERICA, INC., a Minnesota corporation, whose address is 7400 Excelsior Boulevard, St. Louis Park, Minnesota 55426 (herein "BORROWER"), in favor of COMMONWEALTH LAND TITLE, whose address is 655 North Central Avenue Suite 2200, Glendale, California 91203 (herein "TRUSTEE"), for the benefit of the Beneficiary, GENERAL ELECTRIC CAPITAL BUSINESS ASSET FUNDING CORPORATION, a Delaware corporation, whose address is Real Estate Department, 10900 NE 4th Street, Suite 500, Bellevue, Washington, 98004 (herein "GE CAPITAL").

     THIS INSTRUMENT COVERS REAL PROPERTY AND PERSONAL PROPERTY AND GOODS WHICH ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN AND IS TO BE FILED FOR RECORD IN THE RECORDS WHERE DEEDS OF TRUST ON REAL ESTATE ARE RECORDED. IN ADDITION, THIS INSTRUMENT SHOULD BE APPROPRIATELY INDEXED NOT ONLY AS A DEED OF TRUST, BUT ALSO AS A FINANCING STATEMENT COVERING PERSONAL PROPERTY AND GOODS THAT ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN. THE MAILING ADDRESS OF THE GRANTOR (DEBTOR) AND BENEFICIARY (SECURED PARTY) ARE SET FORTH IN THIS INSTRUMENT.

     Borrower, in consideration of the indebtedness herein recited and the trust herein created, irrevocably grants, conveys and assigns to Trustee, in trust, WITH POWER OF SALE, all of Borrower's estate, right, title and interest, now owned or hereafter acquired, including any reversion or remainder interest, in the real property located in the City of Compton, County of Los Angeles, State of California, commonly known as 1920 Acacia Avenue and more particularly described on Exhibit A attached hereto and incorporated herein including all heretofore or hereafter vacated alleys and streets abutting the property, and all easements, rights, appurtenances, tenements, hereditaments, rents, royalties, mineral, oil and gas rights and profits, water, water rights, and water stock appurtenant to the property (collectively "PREMISES");

     TOGETHER with all of Borrower's estate, right, title and interest, now owned or hereafter acquired, in:

          (a) all buildings, structures, improvements, parking areas, landscaping, equipment, fixtures and articles of property now or hereafter erected on, attached to, or used or adapted for use in the operation of the Premises; including but without being limited to, all heating, air conditioning and incinerating apparatus and equipment; all boilers, engines, motors, dynamos, generating equipment, piping and plumbing fixtures, water heaters, ranges, cooking apparatus and mechanical kitchen equipment, refrigerators, freezers, cooling, ventilating, sprinkling and vacuum cleaning systems, fire extinguishing apparatus, gas and electric fixtures, carpeting, floor coverings, underpadding, elevators, escalators, partitions, mantels, built-in mirrors, window shades, blinds, draperies, screens, storm sash, awnings, signs, furnishings of public spaces, halls and lobbies, and shrubbery and plants, and including also all interest of any owner of the Premises in any of such items hereafter at any time acquired under conditional sale contract, chattel mortgage or other title retaining or security instrument, all of which property mentioned in this clause (a) shall be deemed part of the realty covered by this Instrument and not severable wholly or in part without material injury to the freehold of the Premises (all of the foregoing together with replacements and additions thereto are referred to herein as "IMPROVEMENTS");

          (b) all compensation, awards, damages, rights of action and proceeds, including interest thereon and/or the proceeds of any policies of insurance therefor, arising out of or relating to a (i) taking or damaging of the Premises or Improvements thereon by reason of any public or private improvement, condemnation proceeding (including change of grade), sale or transfer in lieu of condemnation, or fire, earthquake or other casualty, or
     (ii) any injury to or decrease in the value of the Premises or the Improvements for any reason whatsoever;

          (c) return premiums or other payments upon any insurance any time provided with respect to the Premises, Improvements, and other collateral described herein for the benefit of or naming GE Capital, and refunds or rebates of taxes or assessments on the Premises;

          (d) all written and oral leases and rental agreements (including extensions, renewals and subleases; all of the foregoing shall be referred to collectively herein as the "LEASES") now or hereafter affecting the Premises including, without limitation, all rents, issues, income, profits and other revenues and income therefrom and from the renting, leasing or bailment of Improvements and equipment ("RENTS"), all guaranties of tenants' performance under the Leases, and all rights and claims of any kind that Borrower may have against any tenant under the Leases or in connection with the termination or rejection of the Leases in a bankruptcy or insolvency proceeding;

          (e) plans, specifications, contracts and agreements relating to the design or construction of the Improvements; Borrower's rights under any payment, performance, or other bond in connection with the design or construction of the Improvements; all landscaping and construction materials, supplies, and equipment used or to be used or consumed in connection with construction of the Improvements, whether stored on the Premises or at some other location; and contracts, agreements, and purchase orders with contractors, subcontractors, suppliers, and materialmen incidental to the design or construction of the Improvements;

          (f) all contracts, accounts, rights, claims or causes of action pertaining to or affecting the Premises or the Improvements, including, without limitation, all options or contracts to acquire other property for use in connection with operation or development of the Premises or Improvements, management contracts, service or supply contracts, deposits, bank accounts, general intangibles (including without limitation trademarks, trade names and symbols), permits, licenses, franchises and certificates, and all commitments or agreements, now or hereafter in existence, intended by the obligor thereof to provide Borrower with proceeds to satisfy the loan evidenced hereby or improve the Premises or Improvements, and the right to receive all proceeds due under such commitments or agreements including refundable deposits and fees;

          (g) all books, records, surveys, reports and other documents related to the Premises, the Improvements, the Leases, or other items of collateral described herein; and

          (h) all additions, accessions, replacements, substitutions, proceeds and products of the real and personal property, tangible and intangible, described herein. All of the foregoing described collateral is exclusive of any equipment, inventory, furniture, furnishings or trade fixtures owned and supplied by tenants of the Premises. The Premises, the Improvements, the Leases and all of the rest of the foregoing property are herein referred to as the "PROPERTY." TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof to the use, benefit and behoof of GE Capital and its successors and assigns in fee simple forever.

     TO SECURE TO GE Capital (a) the repayment of the indebtedness evidenced by Borrower's Balloon Promissory Note dated of even date herewith in the principal sum of Two Million and no hundredths Dollars ($2,000,000.00), with interest thereon as set forth therein, and having a final scheduled maturity date of January 1, 2013, and all renewals, extensions and modifications thereof (herein "NOTE"); (b) the repayment of any future advances, with interest thereon, made by GE Capital to Borrower pursuant to Section 30 hereof (herein "FUTURE ADVANCES"); (c) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Instrument or to fulfill any of Borrower's obligations hereunder or under the other Loan Documents (as defined below); (d) the performance of the covenants and agreements of Borrower contained herein or in the other Loan Documents; and (e) the repayment of all sums now or hereafter owing to GE Capital by Borrower pursuant to any instrument which recites that it is secured hereby. The indebtedness and obligations described in clauses (a)-(e) above are collectively referred to herein as the "INDEBTEDNESS". The Note, this Instrument, and all other documents evidencing, securing or guaranteeing the Indebtedness, including, without limitation that certain Environmental Indemnity Agreement being executed as of the date hereof, as the same may be modified or amended from time to time, are referred to herein as the "LOAN DOCUMENTS". The terms of the Note secured hereby may provide that the interest rate or payment terms or balance due may be indexed, adjusted, renewed, or renegotiated from time to time, and this Instrument shall continue to secure the Note notwithstanding any such indexing, adjustment, renewal or renegotiation.

     PROVIDED, ALWAYS, that if Borrower shall pay unto GE Capital the Indebtedness and if Borrower shall duly, promptly and fully perform, discharge, execute, effect, complete and comply with and abide by each and every of the stipulations, agreements, conditions and covenants of the Note and this Instrument, then this Instrument and all assignments contained herein and liens created hereby shall cease and be null and void; otherwise to remain in full force and effect.

     Borrower represents and warrants that Borrower has good, marketable and insurable title to, and has the right to grant, convey and assign an indefeasible fee simple estate in, the Premises, Improvements, Rents and Leases, and the right to convey the other Property, that the Property is unencumbered except as disclosed in writing to and approved by GE Capital prior to the date hereof, and that Borrower will warrant and forever defend unto Trustee the title to the Property against all claims and demands, subject only to the permitted exceptions set forth in Schedule 1 attached hereto.

     Borrower represents, warrants, covenants and agrees for the benefit of GE Capital as follows:

     SECTION 1. PAYMENT OF PRINCIPAL AND INTEREST. Borrower shall promptly pay when due the principal of and interest on the Indebtedness, any prepayment and other charges provided in the Loan Documents and all other sums secured by this Instrument.

     SECTION 2. FUNDS FOR TAXES, INSURANCE AND OTHER CHARGES. Except as is hereinafter provided with respect to the impounding of such payments by GE Capital following the occurrence of an Event of Default, Borrower shall pay or cause to be paid when due, prior to delinquency, all annual real estate taxes, insurance premiums, assessments, water and sewer rates, ground rents and other charges (herein "IMPOSITIONS") payable with respect to the Property. Upon the occurrence of an Event of Default (hereinafter defined), and at GE Capital's sole option at any time thereafter, Borrower shall pay in addition to each monthly payment on the Note, one-twelfth of the annual Impositions (as estimated by GE Capital in its sole discretion), to be held by GE Capital without interest to Borrower, for the payment of such Impositions.

     If the amount of such additional payments held by GE Capital ("FUNDS") at the time of the annual accounting thereof shall exceed the amount deemed necessary by GE Capital to provide for the payment of Impositions as they fall due, such excess shall be at Borrower's option, either repaid to Borrower or credited to Borrower on the next monthly installment or installments of Funds due. If at any time the amount of the Funds held by GE Capital shall be less than the amount deemed necessary by GE Capital to pay Impositions as they fall due, Borrower shall pay to GE Capital any amount necessary to make up the deficiency within thirty (30) days after notice from GE Capital to Borrower requesting payment thereof.

     GE Capital may apply, in any amount and in any order as GE Capital shall determine in GE Capital's sole discretion, any Funds held by GE Capital at the time of application (i) to pay Impositions which are now or will hereafter become due, or (ii) as a credit against sums secured by this Instrument. Upon payment in full of all sums secured by this Instrument, GE Capital shall refund to Borrower any Funds held by GE Capital.

     SECTION 3. APPLICATION OF PAYMENTS. Unless applicable law provides otherwise, each complete installment payment received by GE Capital from Borrower under the Note or this Instrument shall be applied by GE Capital first in payment of amounts payable to GE Capital by Borrower under Section 2 hereof, then to interest payable on the Note, then to principal of the Note, then to interest and principal on any Future Advances in such order as GE Capital, at GE Capital's sole discretion, shall determine. Upon the occurrence of an Event of Default, GE Capital may apply, in any amount and in any order as GE Capital shall determine in GE Capital's sole discretion, any payments received by GE Capital under the Note or this Instrument. Any partial payment received by GE Capital shall, at GE Capital's option, be held in a non-interest bearing account until GE Capital receives funds sufficient to equal a complete installment payment. If requested by GE Capital, Borrower shall promptly furnish to GE Capital all notices of Impositions which become due under this Section 4, and in the event Borrower shall make payment directly, Borrower shall promptly furnish to GE Capital receipts evidencing such payments.

     SECTION 4. CHARGES, LIENS. Borrower shall promptly discharge or bond off any lien which has, or may have, priority over or equality with, the lien of this Instrument, and Borrower shall pay, when due, the claims of all persons supplying labor or materials to or in connection with the Property. Without GE Capital's prior written permission, Borrower shall not allow any lien inferior to this Instrument to be perfected against the Property. If any lien inferior to this Instrument is filed against the Property without GE Capital's prior written permission and without the consent of Borrower, Borrower shall, within thirty
(30) days after receiving notice of the filing of such lien, cause such lien to be released of record or bonded off and deliver evidence of such release or bonding to GE Capital. Borrower may contest any such lien by appropriate proceedings in good faith, timely filed, provided that enforcement of the lien is stayed pending such contest. Mortgage may require that Borrower post security for payment of such lien.

     SECTION 5. INSURANCE. Borrower shall obtain and maintain the following types of insurance upon and relating to the Property:

          (a) "All Risk" property and fire insurance (with extended coverage endorsement including malicious mischief and vandalism) in an amount not less than the full replacement value of the Property (with a deductible not to exceed $10,000), naming GE Capital under a lender's loss payable endorsement (form 438BFU or equivalent) naming GE Capital as mortgagee and loss payee and including agreed amount, inflation guard, replacement cost and waiver of subrogation endorsements;

          (b) Commercial general liability insurance in an amount not less than $2,000,000 per occurrence and on an occurrence basis, insuring against personal injury, death and property damage and naming GE Capital as additional insured;

          (c) Business interruption insurance or rent-loss insurance, as applicable, covering loss of rental or other income (including all expenses payable by tenants) for up to twelve (12) months;

          (d) Boiler and machinery coverage for mechanical and electrical failure;

          (e) Flood hazard insurance if the Property is located in an area designated by the Federal Emergency Management Act if and to the extent that the Property is located within an area that has been or is hereafter designated or identified as an area having special flood hazards by the Department of Housing and Urban Development or such other official as shall from time to time be authorized by federal or state law to make such designation pursuant to any national or state program of flood insurance, Borrower shall carry flood insurance with respect to the Property in amounts not less than the maximum limit of coverage then available with respect to the Property or the amount of the Indebtedness, whichever is less; and

          (f) Such other types of insurance or endorsements to existing insurance as may be required from time to time by GE Capital in accordance with its standard commercial lending practices.

     Upon the request of GE Capital, Borrower shall increase the coverages under any of the insurance policies required to be maintained hereunder or otherwise modify such policies in accordance with GE Capital's standard commercial lending practices. All of the insurance policies required hereunder shall be issued by corporate insurers licensed to do business in the state in which the Property is located and rated A:VIII or better by A.M. Best Company, and shall be in form acceptable to GE Capital. Certificates of all insurance required to be maintained hereunder shall be delivered to GE Capital, along with evidence of payment in full of all premiums required thereunder, contemporaneously with Borrower's execution of this Instrument. All such certificates shall be in form acceptable to GE Capital and shall require the insurance company to give to GE Capital at least thirty (30) days' prior written notice before canceling the policy for any reason or materially amending it. Certificates evidencing all renewal and substitute policies of insurance shall be delivered to GE Capital, along with evidence of the payment in full of all premiums required thereunder, at least fifteen (15) days before termination of the policies being renewed or substituted. If any loss shall occur at any time when Borrower shall be in default hereunder, GE Capital shall be entitled to the benefit of all insurance policies held or maintained by Borrower, to the same extent as if same had been made payable to GE Capital, and upon foreclosure hereunder, GE Capital shall become the owner thereof. GE Capital shall have the right, but not the obligation, to make premium payments, at Borrower's expense, to prevent any cancellation, endorsement, alteration or reissuance of any policy of insurance maintained by Borrower, and such payments shall be accepted by the insurer to prevent same.

     If any act or occurrence of any kind or nature (including any casualty for which insurance was not obtained or obtainable) shall result in damage to or destruction of the Property (such event being called a "LOSS"), Borrower will give prompt written notice thereof to GE Capital. If the insurance proceeds paid or payable in connection with any Loss are reasonably expected to exceed $10,000 and if an Event of Default has not occurred hereunder and is not continuing, GE Capital shall apply all such insurance proceeds to the restoration, replacement and rebuilding of the damaged portion of the Property, and such restoration, replacement and rebuilding shall be accomplished, upon satisfaction of each and all of the following conditions: (i) except as provided in (ii)below, GE Capital shall be satisfied that by the expenditure of such insurance proceeds the Property will be fully restored within a reasonable period of time to its value immediately preceding the loss or damage, free and clear of all liens, except the lien of this Instrument, the permitted exceptions set forth in Schedule 1 attached hereto, and such other liens as are specifically approved by GE Capital in writing under this Instrument; (ii) in the event such proceeds shall be insufficient to restore or rebuild the Property, Borrower shall deposit promptly with GE Capital funds which, together with the insurance proceeds, shall be sufficient in GE Capital's judgment to restore and rebuild the Property; (iii) Borrower shall make reasonable efforts to obtain a waiver of the right of subrogation from any insurer under such policies of insurance who, at that time, claims that no liability exists as to Borrower or the then owner or the assured under such policies; (iv) the excess of such insurance proceeds above the amount necessary to complete such restoration and compensate Borrower for all other insured losses shall be applied on account of the Indebtedness (first to interest, then to expenses reimbursable to GE Capital and then to principal amounts falling due under the Note without prepayment premium); (v) GE Capital reviews and approves in writing the plans and specifications for the restoration work and GE Capital receives written evidence satisfactory to GE Capital that the same have been approved by all governmental authorities having jurisdiction; (vi) Borrower shall have furnished to GE Capital, for GE Capital's approval, a detailed budget and cost breakdown for said restoration work signed by Borrower and describing the nature and type of expenses and amounts thereof estimated by Borrower for said restoration work including, but not limited to, the cost of material and supplies, architect and designer fees, general contractor's fees, and the anticipated monthly disbursement schedule, and GE Capital shall have given to Borrower written approval of such budget and cost breakdown (if Borrower determines at any time that its actual expenses differ or will differ from its estimated budget, it will so advise GE Capital promptly); (vii) Borrower has delivered to GE Capital evidence satisfactory to GE Capital that all Leases existing at the time of the Loss will remain in full force and effect subject only to abatement of rent in accordance with the terms of the Leases until completion of such repair and restoration; and (viii) in GE Capital's reasonable judgment, such restoration work can be completed at least six (6) months prior to the maturity of the Note.

     In the event any of such conditions are not or cannot be satisfied, then all of the insurance proceeds payable with respect to such Loss will be applied to the payment of the Indebtedness in such order as GE Capital may elect.

     Under no circumstances shall GE Capital become obligated to take any action to restore the Property; all proceeds released or applied by GE Capital to the restoration of the Property pursuant to the provisions of this Section 5 shall be released and/or applied to the cost of restoration (including within the term "RESTORATION" any repair, reconstruction or alteration) as such restoration progresses, in amounts which shall equal ninety percent (90%) of the amounts from time to time certified by an architect approved by GE Capital to have been incurred in such restoration of any and all of the Property (i.e., 90% of the total amount expended by the contractor for the project under a contract approved by GE Capital and billed by the contractor to

Borrower) and performed by a contractor reasonably satisfactory to GE Capital and who shall furnish such corporate surety bond, if any, as may be reasonably required by GE Capital in accordance with the plans and specifications therefor approved by GE Capital and the remaining ten percent (10%) upon completion of such restoration and delivery to GE Capital of evidence reasonably satisfactory to GE Capital that no mechanics' lien exists with respect to the work of such restoration; that the restoration work has been completed and fully paid for in accordance with plans and specifications for said work approved by GE Capital; and that all Leases existing at the time the Loss occurred are in full force and effect with all tenants in possession and paying full Lease rental; and that all governmental approvals required for the completion of said restoration work and occupancy of the Property have been obtained and the same are in form and substance satisfactory to GE Capital.

     If within a reasonable period of time after the occurrence of any Loss, Borrower shall not have submitted to GE Capital and received GE Capital's approval of plans and specifications for the repair, restoration or rebuilding of such Loss or shall not have obtained approval of such plans and specifications from all governmental authorities whose approval is required, or if, after such plans and specifications are approved by GE Capital and by all such governmental authorities, Borrower shall fail to commence promptly such repair, restoration or rebuilding, or if thereafter Borrower fails to carry out diligently such repair, restoration or rebuilding or is delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with such work, or if any other condition of this Section 5 is not satisfied within a reasonable period of time after the occurrence of any such Loss, then GE Capital may, in addition to all other rights herein set forth, at GE Capital's option, (A) declare that an Event of Default has occurred and/or apply all of the insurance proceeds payable with respect to such Loss to the payment of the Indebtedness in such order as GE Capital may elect, and/or (B) GE Capital, or any lawfully appointed receiver of the Property may at their respective options, perform or cause to be performed such repair, restoration or rebuilding, and may take such other steps as they deem advisable to carry out such repair, restoration or rebuilding, and may enter upon the Property for any of the foregoing purposes, and Borrower hereby waives, for itself and all others holding under it, any claim against GE Capital and such receiver (other than a claim based upon the alleged gross negligence or intentional misconduct of GE Capital or any such receiver) arising out of anything done by them or any of them pursuant to this Section 5 and GE Capital may in its discretion apply any proceeds held by it to reimburse itself and/or such receiver for all amounts expended or incurred by it in connection with the performance of such work, including attorneys' fees, and any excess costs shall be paid by Borrower to GE Capital and Borrower's obligation to pay such excess costs shall be secured by the lien of this Instrument and shall bear interest at the default rate set forth in the Note, until paid.

     Nothing herein, and no authority given to Borrower to repair, rebuild or restore the Property or any portion thereof, shall be deemed to constitute Borrower the agent of GE Capital for any purpose, or to create, either expressly or by implication, any liens or claims or rights on behalf of laborers, mechanics, materialmen or other lien holders which could in any way be superior to the lien or claim of GE Capital, or which could be construed as creating any third party rights of any kind or nature to the insurance funds. At reasonable times during the work of restoration, and upon reasonable notice, GE Capital, either personally or by duly authorized agents, shall have the right to enter upon the Property for inspection of the work. Borrower expressly assumes all risk of loss, including a decrease in the use, enjoyment or value of the Property from any casualty whatsoever, whether or not insurable or insured against.

     SECTION 6. PRESERVATION AND MAINTENANCE OF PROPERTY; LEASEHOLDS. Borrower
(a) shall not commit waste or permit impairment or deterioration of the Property, (b) shall not abandon the Property, (c) shall restore or repair promptly and in a good and workmanlike manner all or any part of the Property to the equivalent of its original condition, or such other condition as GE Capital may approve in writing, in the event of any damage, injury or loss thereto, whether or not insurance proceeds are available to cover in whole or in part the costs of such restoration or repair, (d) shall keep the Property, including all Improvements thereon, in good repair and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in good repair, (e) shall comply with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property, (f) if all or part of the Property is for rent or lease, then GE Capital, at its option after the occurrence of an Event of Default, may require Borrower to provide for professional management of the Property by a property manager satisfactory to GE Capital pursuant to a contract approved by GE Capital in writing, unless such requirement shall be waived by GE Capital in writing, (g) shall give notice in writing to GE Capital of and, unless otherwise directed in writing by GE Capital, appear in and defend any action or proceeding purporting to affect the Property, the security of this Instrument or the rights or powers of GE Capital hereunder. Neither Borrower nor any tenant or other person, without the written approval of GE Capital, shall remove, demolish or alter any Improvement now existing or hereafter erected on the Premises or any Property except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind.

     Borrower represents, warrants and covenants that the Property is and shall be in substantial compliance with the Americans with Disabilities Act of 1990 and all of the regulations promulgated thereunder, as the same may be amended from time to time.

     SECTION 7. USE OF PROPERTY. Unless required by applicable law or unless GE Capital has otherwise agreed in writing, Borrower shall not allow changes in the use for which all or any part of the Property was intended at the time this Instrument was executed. Borrower shall not, without GE Capital's prior written consent, (i) initiate or acquiesce in a change in the zoning classification (including any variance under any existing zoning ordinance applicable to the Property), (ii) permit the use of the Property to become a non-conforming use under applicable zoning ordinances, (iii) file any subdivision or parcel map affecting the Property, or (iv) amend, modify or consent to any easement or covenants, conditions and restrictions pertaining to the Property.

     SECTION 8. PROTECTION OF GE CAPITAL'S SECURITY. If Borrower fails to perform any of the covenants and agreements contained in this Instrument, or if any action or proceeding is commenced which affects the Property or title thereto or the interest of GE Capital therein, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then GE Capital at GE Capital's option may make such appearances, disburse such sums and take such action as GE Capital deems necessary, in its sole discretion, to protect GE Capital's interest, including, but not limited to, (i) disbursement of attorneys' fees, (ii) entry upon the Property to make repairs, (iii) procurement of satisfactory insurance as provided in Section 5 hereof, and (iv) if this Instrument is on a leasehold, exercise of any option to renew or extend the Ground Lease on behalf of Borrower and the curing of any default of Borrower in the terms and conditions of the Ground Lease.

     Any amounts disbursed by GE Capital pursuant to this Section 8, with interest thereon, shall become additional Indebtedness of Borrower secured by this Instrument. Unless Borrower and GE Capital agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the Default Rate (as defined in the Note). Borrower hereby covenants and agrees that GE Capital shall be subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by the Indebtedness. Nothing contained in this Section 8 shall require GE Capital to incur any expense or take any action hereunder.

     SECTION 9. INSPECTION. GE Capital may make or cause to be made reasonable entries upon the Property to inspect the interior and exterior thereof. Except in case of emergency, such inspection shall be with reasonable prior notice and shall in any case be with due regard to rights of tenants.

     SECTION 10. FINANCIAL DATA. Borrower will furnish to GE Capital and will cause any guarantor of the Indebtedness to furnish GE Capital on request, within ninety (90) days after the close of its fiscal year (i) annual balance sheet and profit and loss statements prepared in accordance with generally accepted accounting principles and practices consistently applied and, if GE Capital so requires, accompanied by the annual audit report of an independent certified public accountant reasonably acceptable to GE Capital, (ii) an annual operating statement, together with a complete rent roll and other supporting data reflecting all material information with respect to the operation of the Property and Improvements, and (iii) all other financial information and reports that GE Capital may from time to time reasonably request, including, if GE Capital so requires, income tax returns of Borrower and any guarantor of any portion of the Indebtedness, and financial statements of any tenants designated by GE Capital.

     SECTION 11. CONDEMNATION. If the Property, or any part thereof, shall be condemned for any reason, including without limitation fire or earthquake damage, or otherwise taken for public or quasi-public use under the power of eminent domain, or be transferred in lieu thereof, (such event being called a "TAKING") and if the damages or other amounts awarded for the Taking are reasonably expected to exceed $10,000 and if an Event of Default has not occurred hereunder and is not continuing, GE Capital shall apply all such proceeds to the restoration, replacement and rebuilding of the Property, and such restoration, replacement and rebuilding shall be accomplished, upon satisfaction of each and all of the following conditions: (i) except as provided in (ii) below, GE Capital shall be satisfied that by the expenditure of such proceeds the Property will be fully restored within a reasonable period of time to its value immediately preceding the Taking, free and clear of all liens, except the lien of this Instrument, the permitted exceptions set forth in
Schedule 1 attached hereto, and such other liens as are specifically approved by GE Capital in writing under this Instrument; (ii) in the event such proceeds shall be insufficient to restore or rebuild the Property, Borrower shall deposit promptly with GE Capital funds which, together with the proceeds, shall be sufficient in GE Capital's judgment to restore and rebuild the Property; (iii) the excess of such proceeds above the amount necessary to complete such restoration and compensate Borrower for all other losses shall be applied on account of the Indebtedness (first to interest, then to expenses reimbursable to GE Capital and then to principal amounts falling due under the Note without prepayment premium); (iv) GE Capital reviews and approves in writing the plans and specifications for the restoration work and GE Capital receives written evidence satisfactory to GE Capital that the same have been approved by all governmental authorities having jurisdiction; (v) Borrower shall have furnished to GE Capital, for GE Capital's approval, a detailed budget and cost breakdown for said restoration work signed by Borrower and describing the nature and type of expenses and amounts thereof estimated by Borrower for said restoration work including, but not limited to, the cost of material and supplies, architect and designer fees, general contractor's fees, and the anticipated monthly disbursement schedule, and GE Capital shall have given to Borrower written approval of such budget and cost breakdown (if Borrower determines at any time that its actual expenses differ or will differ from its estimated budget, it will so advise GE Capital promptly); (vi) Borrower has delivered to GE Capital evidence satisfactory to GE Capital that all Leases existing at the time of the Taking will remain in full force and effect subject only to abatement of rent in accordance with the terms of the Leases until completion of such repair and restoration; and (vii) in GE Capital's reasonable judgment, such restoration work can be completed at least six (6) months prior to the maturity of the Note.

     In the event any of such conditions are not or cannot be satisfied, then all of the proceeds payable with respect to such Taking will be applied to the payment of the Indebtedness in such order as GE Capital may elect.

     Under no circumstances shall GE Capital become obligated to take any action to restore the Property; all proceeds released or applied by GE Capital to the restoration of the Property pursuant to the provisions of this Section 11 shall be released and/or applied on the cost of restoration (including within the term "RESTORATION" any repair, reconstruction or alteration) as such restoration progresses, in amounts which shall equal ninety percent (90%) of the amounts from time to time certified by an architect approved by GE Capital to have been incurred in such restoration of any and all of the Property (i.e., 90% of the total amount expended by the contractor for the project under a contract approved by GE Capital and billed by the contractor to Borrower) and performed by a contractor reasonably satisfactory to GE Capital and who shall furnish such corporate surety bond, if any, as may be reasonably required by GE Capital in accordance with the plans and specifications therefor approved by GE Capital and the remaining ten percent (10%) upon completion of such restoration and delivery to GE Capital of evidence reasonably satisfactory to GE Capital that no mechanics' lien exists with respect to the work of such restoration; that the restoration work has been completed and fully paid for in accordance with plans and specifications for said work approved by GE Capital; and that all Leases existing at the time the Taking occurred are in full force and effect with all tenants in possession and paying full Lease rental; and that all governmental approvals required for the completion of said restoration work and occupancy of the Property have been obtained and the same are in form and substance satisfactory to GE Capital.

     If within a reasonable period of time after the occurrence of any Taking, Borrower shall not have submitted to GE Capital and received GE Capital's approval of plans and specifications for the repair, restoration or rebuilding of the Property or shall not have obtained approval of such plans and specifications from all governmental authorities whose approval is required, or if, after such plans and specifications are approved by GE Capital and by all such governmental authorities, Borrower shall fail to commence promptly such repair, restoration or rebuilding, or if thereafter Borrower fails to carry out diligently such repair, restoration or rebuilding or is delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with such work, or if any other condition of this Section 11 is not satisfied within a reasonable period of time after the occurrence of any such Taking, then GE Capital may, in addition to all other rights herein set forth, at GE Capital's option, (A) declare that an Event of Default has occurred and/or apply all of the proceeds of the Taking to the payment of the Indebtedness in such order as GE Capital may elect, and/or (B) GE Capital, or any lawfully appointed receiver of the Property may at their respective options, perform or cause to be performed such repair, restoration or rebuilding, and may take such other steps as they deem advisable to carry out such repair, restoration or rebuilding, and may enter upon the Property for any of the foregoing purposes, and Borrower hereby waives, for itself and all others holding under it, any claim against GE Capital and such receiver (other than a claim based upon the alleged gross negligence or intentional misconduct of GE Capital or any such receiver) arising out of anything done by them or any of them pursuant to this Section 11 and GE Capital may in its discretion apply any proceeds held by it to reimburse itself and/or such receiver for all amounts expended or incurred by it in connection with the performance of such work, including attorneys' fees, and any excess costs shall be paid by Borrower to GE Capital and Borrower's obligation to pay such excess costs shall be secured by the lien of this Instrument and shall bear interest at the default rate set forth in the Note, until paid.

     Nothing herein, and no authority given to Borrower to repair, rebuild or restore the Property or any portion thereof, shall be deemed to constitute Borrower the agent of GE Capital for any purpose, or to create, either expressly or by implication, any liens or claims or rights on behalf of laborers, mechanics, materialmen or other lien holders which could in any way be superior to the lien or claim of GE Capital, or which could be construed as creating any third party rights of any kind or nature to the proceeds. At reasonable times during the work of restoration, and upon reasonable notice, GE Capital, either personally or by duly authorized agents, shall have the right to enter upon the Property for inspection of the work. Borrower expressly assumes all risk of loss, including a decrease in the use, enjoyment or value of the Property from any casualty whatsoever, whether or not insurable or insured against.

     SECTION 12. BORROWER AND LIEN NOT RELEASED. From time to time, GE Capital may, at GE Capital's option, without giving notice to or obtaining the consent of Borrower, Borrower's successors or assigns or of any junior lienholder or guarantors, without liability on GE Capital's part and notwithstanding the occurrence of an Event of Default, extend the time for payment of the Indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of the Indebtedness, accept an extension or modification or renewal note or notes therefor, modify the terms and time of payment of the Indebtedness, release from the lien of this Instrument any part of the Property, take or release other or additional security, reconvey any part of the Property, consent to any map or plan of the Property, consent to the granting of any easement, join in any extension or subordination agreement, and agree in writing with Borrower to modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable thereunder. Any actions taken by GE Capital pursuant to the terms of this Section 12 shall not affect the obligation of Borrower or Borrower's successors or assigns to pay the sums secured by this Instrument and to observe the covenants of Borrower contained herein, shall not affect the guaranty of any person, corporation, partnership or other entity for payment of the Indebtedness, and shall not affect the lien or priority of the lien hereof on the Property. Borrower shall pay GE Capital a service charge, together with such title insurance premiums and attorneys' fees as may be incurred at GE Capital's option, for any such action if taken at Borrower's request.

     SECTION 13. FORBEARANCE BY GE CAPITAL NOT A WAIVER. Any forbearance by GE Capital in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any other right or remedy. The acceptance by GE Capital of payment of any sum secured by this Instrument after the due date of such payment shall not be a waiver of GE Capital's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by GE Capital shall not be a waiver of GE Capital's right to accelerate the maturity of the Indebtedness secured by this Instrument, nor shall GE Capital's receipt of any awards, proceeds or damages under Sections 5 and 11 hereof operate to cure or waive Borrower's default in payment of sums secured by this Instrument.

     SECTION 14. UNIFORM COMMERCIAL CODE SECURITY AGREEMENT. This Instrument is intended to be a security agreement pursuant to the California Uniform Commercial Code for any of the items specified above as part of the Property which, under applicable law, may be subject to a security interest pursuant to the California Uniform Commercial Code, and Borrower hereby grants and conveys to GE Capital a first and prior security interest in all of the Property that constitutes personalty, ("Collateral", for purposes of this Section 14), whether now owned or hereafter acquired. Borrower agrees that GE Capital may file this Instrument, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified above as part of the Collateral. Any reproduction of this Instrument or of any other security agreement or financing statement shall be sufficient as a financing statement. Borrower hereby authorizes GE Capital to file this Instrument, or a reproduction thereof, as a financing statement for any of the items specified above as part of the collateral, and any financing statements, extensions, renewals, amendments and other records in connection therewith, in the real estate records and/or other appropriate index. Borrower hereby waives any and all rights Borrower may have to file in the real estate records and any other index any financing statement, amendment, termination statement and other record pertaining to the collateral and/or GE Capital's interest therein. Borrower shall execute and deliver to GE Capital, upon GE Capital's request, any financing statements, extensions, renewals, amendments and other records, and reproductions of this Instrument, in such form as GE Capital may require to perfect a security interest with respect to the foregoing items. Borrower shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all costs and expenses of any record searches for financing statements GE Capital may require. Without the prior written consent of GE Capital, Borrower shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in said items, including replacements and additions thereto. Upon Borrower's breach of any covenant or agreement of Borrower contained in this Instrument, including the covenants to pay when due all sums secured by this Instrument, GE Capital shall have the remedies of a secured party under the Uniform Commercial Code, and GE Capital may also invoke the remedies provided in Section 25 of this Instrument as to such items. In exercising any of said remedies GE Capital may proceed against the items of real property and any items of personal property specified above separately or together and in any order whatsoever, without in any way affecting the availability of GE Capital's remedies under the Uniform Commercial Code or of the remedies provided in Section 25 of this Instrument. Within ten (10) days following any request therefor by GE Capital, Borrower shall prepare and deliver to GE Capital a written inventory specifically listing all of the personal property covered by the security interest herein granted, which inventory shall be certified by Borrower as being true, correct, and complete.

     SECTION 15. LEASES OF THE PROPERTY. Borrower shall comply with and observe Borrower's obligations as landlord under all Leases of the Property or any part thereof. All Leases now or hereafter entered into will be in form and substance subject to the approval of GE Capital. Borrower shall pay all attorneys' fees incurred by GE Capital in reviewing any Lease or proposed Lease. All Leases of the Property shall specifically provide that such Leases are subordinate to this Instrument; that the tenant attorns to GE Capital, such attornment to be effective upon either GE Capital's or any other party's acquisition of the Property, or any portion thereof, either by foreclosure or deed-in-lieu thereof; that the tenant agrees to execute such further evidences of attornment as GE Capital may from time to time request; and that the attornment of the tenant shall not be terminated by foreclosure or a deed-in-lieu thereof; and that GE Capital may, at GE Capital's option, accept or reject such attornments (except as to third- party credit tenants unrelated to Borrower, as to which GE Capital shall grant a non-disturbance provision). Borrower shall not, without GE Capital's written consent, request or consent to the subordination of any Lease of all or any part of the Property to any lien subordinate to this Instrument. If Borrower becomes aware that any tenant proposes to do, or is doing, any act or thing which may give rise to any right of set-off against rent, Borrower shall (i) take such steps as shall be reasonably calculated to prevent the accrual of any right to a set-off against rent, (ii) immediately notify GE Capital thereof in writing and of the amount of said set-offs, and (iii) within ten (10) days after such accrual, reimburse the tenant who shall have acquired such right to set-off or take such other steps as shall effectively discharge such setoff and as shall assure that Rents thereafter due shall continue to be payable without set-off or deduction. Upon GE Capital's receipt of notice of the occurrence of any default or violation by Borrower of any of its obligations under the Leases, GE Capital shall have the immediate right, but not the duty or obligation, without prior written notice to Borrower or to any third party, to enter upon the Property and to take such actions as GE Capital may deem necessary to cure the default or violation by Borrower under the Leases. The costs incurred by GE Capital in taking any such actions pursuant to this paragraph shall become part of the Indebtedness, shall bear interest at the rate provided in the Note, and shall be payable by Borrower to GE Capital on demand. GE Capital shall have no liability to Borrower or to any third party for any actions taken by GE Capital or not taken pursuant to this paragraph.

     SECTION 16. REMEDIES CUMULATIVE. Each remedy provided in this Instrument is distinct and cumulative to all other rights or remedies under this Instrument or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

     SECTION 17. TRANSFERS OF THE PROPERTY OR BENEFICIAL INTERESTS IN BORROWER; SUBORDINATE FINANCING PROHIBITED; ASSUMPTION. GE Capital may, at its option, declare all sums secured by this Instrument to be immediately due and payable, and GE Capital may invoke any remedies permitted by Section 25 of this Instrument, if title to the Property is changed without the prior written consent of GE Capital, which consent shall be at GE Capital's sole discretion. Any transfer of any interest in the Property or in the income therefrom, by sale, lease (except for Leases to tenants in the ordinary course of managing income property which are approved by GE Capital pursuant to Section 15 of this Instrument), contract, mortgage, deed of trust, further encumbrance or otherwise (including any such transfers as security for additional financing of the Property). Leasehold mortgages and collateral assignments of any Lease of the Property given by tenants of the Property are prohibited without the prior written consent of GE Capital, which consent may be withheld in GE Capital's sole discretion. Notwithstanding the foregoing, additional but subordinate deeds of trust may be granted to GE Capital and, subject to the prior written consent of GE Capital, which consent may be withheld in GE Capital's sole discretion, may be granted to entities owned by or under common control with GE Capital.

     GE Capital shall have the right to condition its consent to any proposed sale or transfer described in this Section 17 upon, among other things, GE Capital's approval of the transferee's creditworthiness and management ability and the transferee's execution, prior to the sale or transfer, of a written assumption agreement containing such terms as GE Capital may require, including, if required by GE Capital, the imposition of an assumption fee of one percent (1%) of the then outstanding balance of the Indebtedness. Consent by GE Capital to one transfer of the Property shall not constitute consent to subsequent transfers or waiver of the provisions of this Section 17. No transfer by Borrower shall relieve Borrower of liability for payment of the Indebtedness, unless GE Capital shall otherwise agree in writing at the time of such transfer. Borrower shall pay any recording tax, recording cost, title insurance premium, attorneys' fees, or other third-party expenses incurred by GE Capital in connection with any transfer, whether or not consent is required.

     The transfer to and assumption by an approved transferee of the Borrower's obligations under the Loan shall not constitute a "prepayment" of the Loan requiring payment of a "Prepayment Premium" (as defined in the Note).

     SECTION 18. NOTICE. Except for any notice required under applicable law to be given in another manner, any and all notices, elections, demands, or requests permitted or required to be made under this Instrument or under the Note shall be in writing, signed by the party giving such notice, election, demand or request, and shall be delivered personally, or sent by registered, certified, or Express United States mail, postage prepaid, or by Federal Express or similar service requiring a receipt, to the other party at the address stated above, or to such other party and at such other address within the United States of America as any party may designate in writing as provided herein. The date of receipt of such notice, election, demand or request shall be the earliest of (i) the date of actual receipt, (ii) three (3) business days after the date of mailing by registered or certified mail, (iii) one (1) business day after the date of mailing by Express Mail or the delivery (for redelivery) to Federal Express or another similar service requiring a receipt, or (iv) the date of personal delivery (or refusal upon presentation for delivery).

17

     SECTION 19. SUCCESSORS AND ASSIGNS BOUND; JOINT AND SEVERAL LIABILITY; AGENTS; CAPTIONS. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective heirs, successors and assigns of GE Capital and Borrower, subject to the provisions of Section 17 hereof. If Borrower is comprised of more than one person or entity, whether as individuals, partners, partnerships, limited liability companies or corporations, each such person or entity shall be jointly and severally liable for Borrower's obligations hereunder. In exercising any rights hereunder or taking any actions provided for herein, GE Capital may act through its employees, agents or independent contractors as authorized by GE Capital. The captions and headings of the sections of this Instrument are for convenience only and are not to be used to interpret or define the provisions hereof.

     SECTION 20. WAIVER OF STATUTE OF LIMITATIONS. Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce the Note or any other obligation secured by this Instrument.

     SECTION 21. WAIVER OF MARSHALING. Notwithstanding the existence of any other security interests in the Property held by GE Capital or by any other party, GE Capital shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. GE Capital shall have the right to determine the order in which any or all portions of the Indebtedness secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Borrower, any party who consents to this Instrument and any party who now or hereafter acquires a security interest in the Property and who has actual or constructive notice hereof hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

     SECTION 22. ADVANCES, COSTS AND EXPENSES. Borrower shall pay within ten
(10) days after written demand from GE Capital all sums advanced by GE Capital and all costs and expenses incurred by GE Capital in taking any actions pursuant to the Loan Documents including attorneys' fees and disbursements, accountants' fees, appraisal and inspection fees and the costs for title reports and guaranties, together with interest thereon at the rate applicable under the Note after an Event of Default from the date such costs were advanced or incurred. All such costs and expenses incurred by GE Capital, and advances made, shall constitute advances under this Instrument to protect the Property and shall be secured by and have the same priority as the lien of this Instrument. If Borrower fails to pay any such advances, costs and expenses and interest thereon, GE Capital may apply any undisbursed loan proceeds to pay the same, and, without foreclosing the lien of this Instrument, may at its option commence an independent action against Borrower for the recovery of the costs, expenses and/or advances, with interest, together with costs of suit, costs of title reports and guaranty of title, disbursements of counsel and reasonable attorneys' fees incurred therein or in any appeal therefrom.

     SECTION 23. ASSIGNMENT OF LEASES AND RENTS. Borrower, for good and valuable consideration, the receipt of which is hereby acknowledged, to secure the Indebtedness, does hereby absolutely and unconditionally grant, bargain, sell, transfer, assign, convey, set over and deliver unto GE Capital all right, title and interest of Borrower in, to and under the Leases of the

Property, whether now in existence or hereafter entered into, and all guaranties, amendments, extensions and renewals of said Leases and any of them, and all Rents which may now or hereafter be or become due or owing under the Leases, and any of them, or on account of the use of the Property.

     Borrower represents, warrants, covenants and agrees with GE Capital as follows:

          (a) The sole ownership of the entire lessor's interest in the Leases is vested in Borrower, and Borrower has not, and shall not, perform any acts or execute any other instruments which might prevent GE Capital from fully exercising its rights with respect to the Leases under any of the terms, covenants and conditions of this Instrument.

          (b) The Leases are and shall be valid and enforceable in accordance with their terms and have not been and shall not be altered, modified, amended, terminated, canceled, renewed or surrendered except as approved in writing by GE Capital, which approval shall not be unreasonably withheld.. The terms and conditions of the Leases have not been and shall not be waived in any manner whatsoever except as approved in writing by GE Capital, which approval shall not be unreasonably withheld.

          (c) Borrower shall not decrease the term or the amount of rent payable under any Lease without prior written notice to GE Capital and GE Capital's consent.

          (d) There are no defaults now existing under any of the Leases and, to the best of Borrower's knowledge, there exists no state of facts which, with the giving of notice or lapse of time or both, would constitute a default under any of the Leases.

          (e) Borrower shall give prompt written notice to GE Capital of any notice received by Borrower claiming that a default has occurred under any of the Leases on the part of Borrower, together with a complete copy of any such notice.

          (f) Each of the Leases shall remain in full force and effect irrespective of any merger of the interest of lessor and any lessee under any of the Leases.

          (g) Borrower will not permit any Lease to become subordinate to any lien other than the lien of this Instrument.

          (h) Borrower shall not permit or consent to the assignment by any tenant of its rights under its Lease without the prior written consent of GE Capital. Without limitation of the foregoing, Borrower shall not permit or consent to the filing of any encumbrance against the tenant's interest under any Lease including, without limitation, any leasehold mortgage.

     The assignment made hereunder is an absolute, present assignment from Borrower to GE Capital, effective immediately, and is not merely an assignment for security purposes but is irrevocable by Borrower so long as the Indebtedness remains outstanding. Notwithstanding the foregoing, until a notice is sent to the Borrower in writing that an Event of Default (as defined below) has occurred under the terms and conditions of the Note or any instrument constituting security for the Note (which notice is hereafter called a "Notice"), Borrower is granted a license to receive, collect and enjoy the Rents accruing from the Property.

     If an Event of Default shall occur , GE Capital may, at its option, after service of a Notice, receive and collect all such Rents as they become due, from the Property. GE Capital shall thereafter continue to receive and collect all such Rents, until GE Capital shall otherwise agree in writing. All sums received by Borrower after service of such Notice shall be deemed received in trust and shall be immediately turned over to GE Capital.

     Borrower hereby irrevocably appoints GE Capital its true and lawful attorney-in-fact with power of substitution and with full power for GE Capital in its own name and capacity or in the name and capacity of Borrower, from and after service of Notice, to demand, collect, receive and give complete acquittances for any and all Rents accruing from the Property, either in its own name or in the name of Borrower or otherwise, which GE Capital may deem necessary or desirable in order to collect and enforce the payment of the Rents and to demand, correct, receive, endorse, and deposit all checks, drafts, money orders or notes given in payment of such Rents. Such appointment is coupled with an interest and is irrevocable. GE Capital shall not be liable for or prejudiced by any loss of any note, checks, drafts, etc., unless such loss shall have been found by a court of competent jurisdiction to have been due to the gross negligence or willful misconduct of GE Capital.

     GE Capital shall apply the Rents received from Borrower's lessees, to accrued interest and principal under the Note. If no Event of Default remains uncured, amounts received in excess of the aggregate monthly payment due under the Note shall be remitted to Borrower in a timely manner. Nothing contained herein shall be construed to constitute GE Capital as a mortgagee-in-possession in absence of its physically taking possession of the Property.

     Borrower also hereby irrevocably appoints GE Capital as its true and lawful attorney-in- fact to appear in any state or federal bankruptcy, insolvency, or reorganization proceeding in any state or federal court involving any of the tenants of the Leases. Lessees of the Property are hereby expressly authorized and directed, from and after service of a Notice to pay any and all amounts due Borrower pursuant to the Leases to GE Capital or such nominee as GE Capital may designate in writing delivered to and received by such lessees who are expressly relieved of any and all duty, liability or obligation to Borrower in respect of all payments so made.

     If an Event of Default shall occur, GE Capital is hereby vested with full power from and after service of a Notice to use all measures, legal and equitable, deemed by it necessary or proper to enforce the assignment granted hereunder and to collect the Rents assigned hereunder, including the right of GE Capital or its designee, to enter upon the Property, or any part thereof, and take possession of all or any part of the Property together with all personal property, fixtures, documents, books, records, papers and accounts of Borrower relating thereto, and may exclude the Borrower, its agents and servants, wholly therefrom. Borrower hereby grants full power and authority to GE Capital to exercise all rights, privileges and powers herein granted at any and all times after service of a Notice, with full power to use and apply all of the Rents and other income herein assigned to the payment of the costs of managing and operating the Property and of any indebtedness or liability of Borrower to GE Capital, including but not limited to the payment of taxes, special assessments, insurance premiums, damage claims, the costs of maintaining, repairing, rebuilding and restoring the Improvements on the Premises or of making the same rentable, reasonable attorneys' fees incurred in connection with the enforcement of the assignment granted hereunder, and of principal and interest payments due from Borrower to GE Capital on the Note and this Instrument, all in such order as GE Capital may determine. GE Capital shall be under no obligation to exercise or prosecute any of the rights or claims assigned to it hereunder or to perform or carry out any of the obligations of the lessor under any of the Leases and does not assume any of the liabilities in connection with or arising or growing out of the covenants and agreements of Borrower in the leases. It is further understood that the assignment granted hereunder shall not operate to place responsibility for the control, care, management or repair of the Property, or parts thereof, upon GE Capital, nor shall it operate to make GE Capital liable for the performance of any of the terms and conditions of any of the Leases, or for any waste of the Property by any lessee under any of the Leases or any other person, or for any dangerous or defective condition of the Property or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any lessee, licensee, employee or stranger, unless the same shall have been found by a court of competent jurisdiction to have been due to the gross negligence or willful misconduct of GE Capital.

     SECTION 24. DEFAULT. The following shall each constitute an event of default ("EVENT OF DEFAULT"):

          (a) The occurrence of an "Event of Default" under the Note;

          (b) Failure of Borrower within the time required by this Instrument to make any payment for taxes, insurance or for reserves for such payments, or any other payment necessary to prevent filing of or discharge of any lien, and such failure shall continue for a period of ten (10) days after written notice is given to Borrower by GE Capital specifying such failure;

          (c) Failure by Borrower to observe or perform any obligations of Borrower to GE Capital on or with respect to any transactions, debts, undertakings or agreements other than the transaction evidenced by the Note, following the giving of any notice required thereunder and/or the expiration of any applicable period of grace provided thereby;

          (d) Failure of Borrower to make any payment or perform any obligation under any superior liens or encumbrances on the Property, within the time required thereunder, or commencement of any suit or other action to foreclose any superior liens or encumbrances;

          (e) Failure by Borrower to observe or perform any of its obligations under any of the Leases, following the giving of any notice required thereunder and/or the expiration of any applicable period of grace provided thereby;

          (f) The Property is transferred or any agreement to transfer any part or interest in the Property in any manner whatsoever is made or entered into without the prior written consent of GE Capital, except as specifically allowed under this Instrument, including without limitation creating or allowing any liens on the Property or leasing any portion of the Property;

          (g) Filing by Borrower of a voluntary petition in bankruptcy or filing by Borrower of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the seeking, consenting to, or acquiescing by Borrower in the appointment of any trustee, receiver, custodian, conservator or liquidator for Borrower, any part of the Property, or any of the income or rents of the Property, or the making by Borrower of any general assignment for the benefit of creditors, or the inability of or failure by Borrower to pay its debts generally as they become due, or the insolvency on a balance sheet basis or business failure of Borrower, or the making or suffering of a preference within the meaning of federal bankruptcy law or the making of a fraudulent transfer under applicable federal or state law, or concealment by Borrower of any of its property in fraud of creditors, or the imposition of a lien upon any of the property of Borrower which is not discharged in the manner permitted by Section 4 of this Instrument, or the giving of notice by Borrower to any governmental body of insolvency or suspension of operations; or

          (h) Filing of a petition against Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debts, or the appointment of any trustee, receiver, custodian, conservator or liquidator of Borrower, of any part of the Property or of any of the income or rents of the Property, unless such petition shall be dismissed within sixty (60) days after such filing, but in any event prior to the entry of an order, judgment or decree approving such petition;

          (i) The institution of any proceeding for the dissolution or termination of Borrower voluntarily, involuntarily, or by operation of law, unless such proceeding shall be dismissed within sixty (60) days after such filing, but in any event prior to the entry of an order, judgment or decree for relief, or the death or incompetence of Borrower;

          (j) A material adverse change occurs in the assets, liabilities or net worth of Borrower from the assets, liabilities or net worth of Borrower or any of the guarantors of the indebtedness evidenced by the Note previously disclosed to GE Capital;

          (k) Any warranty, representation or statement furnished to GE Capital by or on behalf of Borrower under the Note, this Instrument or any of the other Loan Documents shall prove to have been false or misleading in any material respect;

          (l) Failure of Borrower to observe or perform any other covenant or condition contained herein and such default shall continue for thirty (30) days after notice is given to Borrower specifying the nature of the failure, or if the default cannot be cured within such applicable cure period, Borrower fails within such time to commence and pursue curative action with reasonable diligence or fails at any time after expiration of such applicable cure period to continue with reasonable diligence all necessary curative actions; provided, however, that no notice of default and no opportunity to cure shall be required if during the prior twelve
     (12) months GE Capital has already sent a notice to Borrower concerning default in performance of the same obligation;

          (m) Failure of Borrower to observe or perform any other obligation under this Instrument or any other Loan Document when such observance or performance is due, and such failure shall continue beyond the applicable cure period set forth in such Loan Document, or if the default cannot be cured within such applicable cure period, Borrower fails within such time to commence and pursue curative action with reasonable diligence or fails at any time after expiration of such applicable cure period to continue with reasonable diligence all necessary curative actions. No notice of default and no opportunity to cure shall be required if during the prior twelve (12) months GE Capital has already sent a notice to Borrower concerning default in performance of the same obligation;

          (n) Borrower's abandonment of the Property;

          (o) Any Event of Default under GE Capital Loan No. 050-0009840-001; or

          (p) Any of the events specified in (g) - (j) above shall occur with respect to any tenant of the Property, with respect to any guarantor of any of Borrower's obligations in connection with the Indebtedness or with respect to any guarantor of any tenant's obligations relating to the Property, or such guarantor dies or becomes incompetent.

     SECTION 25. RIGHTS AND REMEDIES ON DEFAULT.

          (a) REMEDIES. Upon the occurrence of any one or more Events of Default, Trustee and/or GE Capital may (but shall not be obligated), in addition to any rights or remedies available to them hereunder or under the other Loan Documents, take such action personally or by their agents or attorneys, with or without entry, and without notice, demand, presentment or protest (each and all of which are hereby waived to the extent permitted by law) as they deem necessary or advisable to protect and enforce GE Capital's rights and remedies against Borrower and in and to the Property, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Trustee and/or GE Capital may determine, in their sole discretion, without impairing or otherwise affecting its or their other rights or remedies:

               (i) GE Capital may declare all sums secured by this Instrument immediately due and payable, including any prepayment premium which Borrower would be required to pay.

               (ii) Trustee and GE Capital shall have the right to cause any or all of the Property to be sold under the power of sale granted herein or any of the other documents executed or delivered in connection herewith in any manner permitted by applicable law, or GE Capital shall have the right to foreclose by judicial foreclosure, in either case in accordance with applicable law. For any sale under the power of sale granted by this Instrument, Trustee or GE Capital must record and give all notices required by law and then, upon the expiration of such time as is required by law, may sell the Property, and all estate, right, title, interest, claim and demand of Borrower therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property (and, to the extent permitted by applicable law, may elect to deem all of the Property to be real property for purposes thereof), and at such time or place and upon such terms as Trustee and GE Capital may determine and shall execute and deliver to the purchaser or purchasers thereof a deed or deeds conveying the property sold, but without any covenant or warranty, express or implied, and the recitals in the deed or deeds of any facts affecting the regularity or validity of the sale will be conclusive against all persons. In the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Instrument shall continue as a lien and security interest on the remaining portion of the Property.

               (iii) Trustee and GE Capital may institute a proceeding or proceedings for the partial foreclosure of this Instrument under any applicable provision of law for the portion of the Indebtedness then due and payable, subject to the lien of this Instrument continuing unimpaired and without loss of priority so as to secure the balance of the Indebtedness not then due and payable.

               (iv) If this Instrument is foreclosed by judicial procedure, GE Capital will be entitled to a judgment which will provide that if the foreclosure sale proceeds are insufficient to satisfy the judgment, execution may issue for any amount by which the unpaid balance of the obligations secured by this Instrument exceeds the net sale proceeds payable to GE Capital.

               (v) With respect to all or any part of the Property that constitutes personalty, GE Capital shall have all rights and remedies of secured party under the California Uniform Commercial Code.

               (vi) GE Capital may apply (whether by noticed motion or by ex parte application) to a court of competent jurisdiction for the appointment of a receiver designated by GE Capital of and for the Property (including, without limitation, all rents, issues, profits, revenues, earnings and income arising therefrom) in accordance with the provisions below and to which appointment GE Capital shall be entitled as a matter of right, without bond, and without regard to or the necessity to disprove the adequacy of the security for the Indebtedness or the solvency of Borrower or any other person liable for the payment or performance of the Indebtedness; and Borrower, each other person claiming any interest in the

          Property, or any portion thereof, by or through Borrower and every other person liable for the payment or performance of the Indebtedness hereby waives and consents to, or shall be conclusively deemed to have waived and consented to such appointment, whether such application be made by noticed motion or by an ex parte application.

     In every instance when a receiver is appointed with respect to all or any portion of the Property, the receiver may be authorized, among such other duties and powers as may be ordered or granted by the court, to take possession of the Property; to manage, control and protect the Property; to collect the rents, issues, profits, revenues, earnings and income arising therefrom, and to apply the same toward the payment of expenses, including management and operating expenses, taxes, assessments, utilities, mortgage payments and insurance premiums of or in connection with the Property; to maintain the Property in a reasonable state of repair so that there will be no excessive depreciation or devaluation thereof arising from lack of prudent management; to enter into such lease agreements or rental agreements with new tenants for the Property as such receiver deems reasonable and prudent; to amend, extend or renew existing Leases upon such terms as such receiver deems reasonable and prudent; to, if necessary, retain a property management firm to assist in such duties upon such terms as such receiver deems reasonable and appropriate; and to take such other action as is necessary in order to provide services to the tenants under any existing or future Leases or as is necessary to accomplish any of the foregoing. GE Capital shall also have all rights described in Section 22 above with respect to the Property.

               (vii) In the event Borrower remains in possession of the Property after the Property is sold as provided above or GE Capital otherwise becomes entitled to possession of the Property upon default of Borrower, Borrower shall become a tenant at will of GE Capital or the purchaser of the Property and shall pay a reasonable rental for use of the Property while in Borrower's possession.

               (viii) Trustee and GE Capital shall have any other right or remedy provided in this Instrument, the Note, or any other Loan Document or instrument delivered by Borrower in connection therewith, or available at law, in equity or otherwise.

               (ix) GE Capital may institute an action, suit or proceeding in equity for the specific performance of any of the provisions contained in the Loan Documents.

               (x) GE Capital may release any portion of the Property for such consideration as GE Capital may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Indebtedness shall have been reduced by the actual monetary consideration, if any, received by Trustee and/or GE Capital for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Trustee and/or GE Capital may require without being accountable for so doing to any other lienholder.

               (xi) GE Capital shall have all the rights and remedies set forth in Sections 22 and 23.

     In the event that Trustee and/or GE Capital shall exercise any of the rights or remedies set forth in this Section 25 neither Trustee nor GE Capital shall be deemed to have entered upon or taken possession of the Property except upon the exercise of its option to do so, evidenced by its demand and overt act for such purpose, nor shall it be deemed a beneficiary or mortgagee in possession by reason of such entry or taking possession, unless applicable law requires that it be deemed to be a beneficiary or mortgagee in possession. Neither Trustee nor GE Capital shall be liable to account for any action taken pursuant to any such exercise other than for rents actually received by such party, nor liable for any loss sustained by Borrower resulting from any failure to let the Property, or from any other act or omission of Trustee and/or GE Capital, except to the extent such loss is caused by the willful misconduct or bad faith of such party or such liability may not be waived under applicable law. Borrower hereby consents to, ratifies and confirms the exercise by Trustee and/or GE Capital of said rights and remedies.

          (b) RIGHTS PERTAINING TO SALES. Subject to the provisions or other requirements of law, the following provisions shall apply to any sale or sales of the Property under or by virtue of this Section 25, whether made under the power of sale herein granted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:

               (i) Trustee, at the request of GE Capital, may conduct any number of sales from time to time. The power of sale set forth in this
          Section 25 hereof shall not be exhausted by any one or more such sales as to any part of the Property which shall not have been sold, nor by any sale which is not completed or is defective in Trustee's or GE Capital's opinion, until the Indebtedness shall have been paid in full.

               (ii) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

               (iii) After each sale, Trustee, or an officer of any court empowered to do so, shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Borrower in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as herein provided. Trustee is hereby appointed the true and lawful attorney-in-fact of Borrower, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Borrower's name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, and for that purpose Trustee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with like power, Borrower hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Borrower, if requested by Trustee or GE Capital, shall ratify and confirm any such sale or sales by executing and delivering to Trustee or such purchaser or purchasers all such instruments as may be advisable, in Trustee's or GE Capital's judgment, for the purposes as may be designated in such request.

               (iv) Any and all statements of fact or other recitals made in any of the instruments referred to in this Section 25 given by Trustee and/or GE Capital as to nonpayment of the Indebtedness, or as to the occurrence of any Event of Default, or as to GE Capital having declared all or any of the Indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the property or rights to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee, or as to the appointment of any substitute or successor Trustee, or as to any other act or thing having been duly done by Borrower, GE Capital, or by such Trustee, shall be taken as conclusive and binding against all persons as to evidence of the truth of the facts so stated and recited. Trustee and/or GE Capital may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale so held, including the posting of notices and the conduct of sale, but in the name and behalf of Trustee or GE Capital, as applicable.

               (v) The receipt of Trustee for the purchase money paid at any such sale, or the receipt of any other person authorized to receive the same, shall be sufficient discharge therefor to any purchaser of any property or rights sold as aforesaid, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price of any part thereof upon or for any trust or purpose of this Instrument or, in any manner whatsoever, be answerable for any loss, misapplication or non-application of any such purchase money, or part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

               (vi) Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Borrower in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Borrower and any and all persons claiming or who may claim the same, or any part thereof or any interest therein, by, through or under Borrower to the fullest extent permitted by applicable law.

               (vii) Upon any such sale or sales, GE Capital may bid for and acquire the Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Indebtedness the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder and any other sums which Trustee or GE

          Capital is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.

               (viii) In the event that Borrower, or any person claiming by, through or under Borrower, shall transfer or refuse or fail to surrender possession of the Property after any sale thereof, then Borrower, or such person shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of forcible entry and detainer proceedings, or subject to any other right or remedy available hereunder or under applicable law.

               (ix) Upon any such sale, it shall not be necessary for Trustee, GE Capital or any public officer acting under execution or order of court to have present or constructively in its possession any of the Property.

               (x) In the event of any sale referred to in this Section 25, the entire Indebtedness, if not previously due and payable, immediately thereupon shall, notwithstanding anything to the contrary herein or in the other Loan Documents, become due and payable.

               (xi) In the event a foreclosure hereunder shall be commenced by Trustee at the request of GE Capital, Trustee or GE Capital may at any time before the sale of the Property abandon the sale, and may institute suit for the collection of the Indebtedness and for the foreclosure of this Instrument, or in the event that Trustee or GE Capital should institute a suit for collection of the Indebtedness, and for the foreclosure of this Instrument, GE Capital may at any time before the entry of final judgment in said suit dismiss the same and sell or require Trustee to sell the Property in accordance with the provisions of this Instrument.

               (c) APPLICATION OF PROCEEDS. The purchase money, proceeds or avails of any sale referred to in this Section 25(c), together with any other sums which may be held by Trustee or GE Capital hereunder, whether under the provisions of this Section 25 or otherwise, shall except as herein expressly provided to the contrary, be applied as follows:

               (i) FIRST: To the payment of the costs and expenses of any such sale, including compensation to Trustee and/or GE Capital, their agents and counsel, and of any judicial proceeding wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Trustee and/or GE Capital hereunder, together with interest thereon as provided herein, and all taxes, assessments and other charges, except any taxes, assessments or other charges subject to which the Property shall have been sold.

               (ii) SECOND: To the payment in full of the Indebtedness (including principal, interest, premium and fees) in such order as GE Capital may elect.

               (iii) THIRD: To the payment of any other sums secured hereunder or required to be paid by Borrower pursuant to any provisions of the Loan Documents.

               (iv) FOURTH: To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

               (d) NOTICE OF SALE. GE Capital shall give Borrower reasonable notice of the time and place of any public sale of any personal property or of the time after which any private sale or other intended disposition of the personal property is to be made. Reasonable notice shall mean notice given in accordance with applicable law, including notices given in the manner and at the times required for notices in a nonjudicial foreclosure.

               (e) ADDITIONAL PROVISIONS AS TO REMEDIES.

               (i) No right or remedy herein conferred upon or reserved to Trustee or GE Capital is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and continuing, shall be in addition to every other right or remedy given hereunder, or under the other Loan Documents or now or hereafter existing at law or in equity, and may be exercised from time to time and as often as may be deemed expedient by Trustee or GE Capital.

               (ii) No delay or omission by Trustee or GE Capital to exercise any right or remedy hereunder upon any Event of Default shall impair such exercise, or be construed to be a waiver of any such Event of Default or an acquiescence therein.

               (iii) The failure, refusal or waiver by Trustee or GE Capital of its right to assert any right or remedy hereunder upon any Event of Default or other occurrence shall not be construed as waiving such right or remedy upon any other or subsequent Event of Default or other occurrence.

               (iv) Neither Trustee nor GE Capital shall have any obligation to pursue any rights or remedies they may have under any other agreement prior to pursuing their rights or remedies hereunder or under the other Loan Documents.

               (v) No recovery of any judgment by Trustee or GE Capital and no levy of an execution upon the Property or any other property of Borrower shall affect, in any manner or to any extent, the lien of this Instrument upon the Property, or any liens, rights, powers or remedies of Trustee or GE Capital hereunder, and such liens, rights, powers and remedies shall continue unimpaired as before.

               (vi) GE Capital may resort or cause Trustee to resort to any security given by this Instrument or any other security now given or hereafter existing to secure the Indebtedness, in whole or in part, in such portions and in such order as GE Capital may deem advisable, and no such action shall be construed as a waiver of any of the liens, rights or benefits granted hereunder.

               (vii) Acceptance of any payment after the occurrence of any Event of Default shall not be deemed a waiver or a cure of such Event of Default, and acceptance of any payment less than any amount then due shall be deemed an acceptance on account only.

               (viii) In the event that Trustee or GE Capital shall have proceeded to enforce any right or remedy hereunder by foreclosure, sale, entry or otherwise, and such proceeding shall be discontinued, abandoned or determined adversely for any reason, then Borrower, Trustee and GE Capital shall be restored to their former positions and rights hereunder with respect to the Property, subject to the lien hereof.

               (f) WAIVER OF RIGHTS AND DEFENSES. To the full extent Borrower may do so, Borrower agrees with GE Capital as follows:

               (i) Borrower will not at any time, insist on, plead, claim or take the benefit or advantage of any statute or rule of law now or hereafter in force providing for any appraisement, valuation, stay, extension, moratorium or redemption, or of any statute of limitations, and Borrower, for itself and its heirs, devises, representatives, successors and assigns, and for any and all persons ever claiming an interest in the Property (other than GE Capital) hereby, to the extent permitted by applicable law, waives and releases all rights of redemption, valuation, appraisement, notice of intention to mature or declare due the whole of the Indebtedness, and all rights to a marshaling of the assets of Borrower, including the Property, or to a sale in inverse order of alienation, in the event of foreclosure of the liens and security interests created hereunder.

               (ii) Borrower shall not have or assert any right under any statute or rule of law pertaining to any of the matters set forth in this Section 25, to the administration of estates of decedents or to any other matters whatsoever to defeat, reduce or affect any of the rights or remedies of Trustee and GE Capital hereunder, including the rights of Trustee and/or GE Capital hereunder to a sale of the Property for the collection of the Indebtedness without any prior or different resort for collection, or to the payment of the Indebtedness out of the proceeds of sale of the Property in preference to any other person.

               (iii) If any statute or rule of law referred to in this Section 25(f) and now in force, of which Borrower or any of its representatives, successors or assigns and such other persons claiming any interest in the Property might take advantage despite this Section 25(f), shall hereafter be repealed or cease to be in force, such statute or rule of law shall not thereafter be deemed to preclude the application of this Section 25(f).

               (iv) Borrower shall not be relieved of its obligation to pay the Indebtedness at the time and in the manner provided herein and in the other Loan Documents, nor shall the lien or priority of this Instrument or any other Loan Documents be impaired by any of the following actions, non-actions or indulgences by Trustee or GE
          Capital:

                    (A) any failure or refusal by Trustee or GE Capital to
               comply with any request by Borrower (X) to consent to any action by Borrower or (Y) to take any action to foreclose this Instrument or otherwise enforce any of the provisions hereof or of the other Loan Documents;

                    (B) any release, regardless of consideration, of the whole or any part of the Property or any other security for the Indebtedness or any person liable for payment of the Indebtedness;

                    (C) any waiver by GE Capital of compliance by Borrower with any provision of this Instrument or the other Loan Documents, or consent by GE Capital to the performance by Borrower of any action which would otherwise be prohibited thereunder, or to the failure by Borrower to take any action which would otherwise be required hereunder or thereunder; and

                    (D) any agreement or stipulation between Trustee or GE
               Capital and Borrower, or, with or without Borrower's consent, between Trustee or GE Capital and any subsequent owner or owners of the Property or any other security for the Indebtedness, renewing, extending or modifying the time of payment or the terms of this Instrument or any of the other Loan Documents (including a modification of any interest rate), and in any such event Borrower shall continue to be obligated to pay the Indebtedness at the time and in the manner provided herein and in the other Loan Documents, as so renewed, extended or modified, unless expressly released and discharged by GE Capital.

               (v) Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Property, GE Capital may release any person at any time liable for the payment of the Indebtedness or any portion thereof or any part of the security held for the Indebtedness and may extend the time of payment or otherwise modify the terms of this Instrument or of any of the Loan Documents, including a modification of the interest rate payable on the principal balance of the Note, without in any manner impairing or affecting this Instrument, as so extended and modified, as security for the Indebtedness under any such subordinate lien, encumbrance, right, title or interest. GE Capital may resort for the payment of the Indebtedness to any other security held by GE Capital (or any trustee for the benefit of GE Capital) in such order and manner as GE Capital in its discretion, may elect. GE Capital may take or cause to be taken action to recover the Indebtedness, or any portion thereof, or to enforce any provision hereof or of the other Loan Documents without prejudice to the right of GE Capital thereafter to foreclose or cause to be foreclosed this Instrument. GE Capital shall not be limited exclusively to the right and remedies herein stated but shall be entitled to every additional right and remedy now or hereafter afforded by law or equity. The rights of Trustee and GE Capital under this Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Trustee and/or GE Capital shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

               (g) EXERCISE BY TRUSTEE. Notwithstanding anything herein to the contrary, Trustee (a) shall not exercise, or waive the exercise of, any of its rights or remedies under this Section 25 (other than its right to reimbursement) except upon the request of GE Capital, and (b) shall exercise, or waive the exercise of, any or all of such rights or remedies upon the request of GE Capital and at the direction of GE Capital as to the manner of such exercise or waiver, provided that Trustee shall have the right to decline to follow any of such request or direction if Trustee shall be advised by counsel that the action or proceeding, or manner thereof, so directed may not lawfully be taken or waived.

               (h) EXPENSES. If any action is commenced to foreclose this Instrument or to enforce any other remedy of Trustee and/or GE Capital under any of the Loan Documents, whether such action is judicial or pursuant to the power of sale contained herein or otherwise, there shall be added to the Indebtedness secured by this Instrument all costs and expenses, including attorney's fees, plus interest thereon at the default rate as set forth in the Note until paid, in the commencement and prosecution of such action, whether or not such action results in a foreclosure sale, foreclosure or other judicial decree or judgment.

     SECTION 26. ENVIRONMENTAL DEFAULT AND REMEDIES. In the event that any portion of the Property is determined to be "environmentally impaired" (as "environmentally impaired" is defined in California Code of Civil Procedure
Section 726.5(e)(3)) or to be an "affected parcel" (as "affected parcel" is defined in California Code of Civil Procedure Section 726.5(e)(1)), then, without otherwise limiting or in any way affecting GE Capital's or Trustee's rights and remedies under this Deed of Trust, GE Capital may elect to exercise its right under California Code of Civil Procedure Section 726.5(a) to (1) waive its lien on such environmentally impaired or affected parcel portion of the Property and (2) exercise (i) the rights and remedies of an unsecured creditor, including reduction of its claim against Borrower to judgment, and (ii) any other rights and remedies permitted by law. For purposes of determining GE Capital's right to proceed as an unsecured creditor under California Code of Civil Procedure Section 726.5(a), Borrower shall be deemed to have willfully permitted or acquiesced in a release or threatened release of hazardous materials, within the meaning of California Code of Civil Procedure Section 726.5(d)(1), if the release or threatened release of hazardous materials was knowingly or negligently caused or contributed to by any lessee, occupant or user of any portion of the Property and Borrower knew or should have known of the activity by such lessee, occupant or user which caused or contributed to the release or threatened release. All costs and expenses, including, but not limited to, attorneys' and paralegals' fees and costs and court costs incurred by GE Capital in connection with any action commenced under this Section 26, including any action required by California Code of Civil Procedure Section 726.5(b) to determine the degree to which the Property is environmentally impaired, plus interest thereon at the rate of five percent (5%) per annum above the prime interest rate as quoted in the Wall Street Journal in effect from time to time, or fifteen percent (15%) per annum, whichever is higher, provided that such interest rate shall not exceed the maximum interest rate permitted by law, until paid, shall be added to the Indebtedness secured by this Deed of Trust and shall be due and payable to GE Capital upon its demand made at any time following the conclusion of such action.

     SECTION 27. RECONVEYANCE. Upon payment of all sums secured by this Instrument, GE Capital shall request Trustee to reconvey the Property and shall surrender this Instrument and all notes evidencing Indebtedness secured by this Instrument to Trustee. Trustee shall reconvey the Property without warranty to the person or persons legally entitled thereto. Such person or persons shall pay Trustee's costs incurred in so reconveying the Property.

     SECTION 28. SUBSTITUTE TRUSTEE. In accordance with applicable law, GE Capital may from time to time appoint a successor trustee to any Trustee appointed hereunder. Without conveyance of the Property, the successor trustee shall succeed to all the title, power and duties conferred upon the Trustee herein and by applicable law.

     SECTION 29. USE OF PROPERTY. The Property is not currently used for agricultural, farming, timber or grazing purposes. Borrower warrants that this Instrument is and will at all times constitute a commercial trust deed, as defined under appropriate state law.

     SECTION 30. FUTURE ADVANCES. Upon request of Borrower, GE Capital, at GE Capital's option so long as this Instrument secures Indebtedness held by GE Capital, may make Future Advances to Borrower. Such Future Advances, with interest thereon, shall be secured by this Instrument when evidenced by promissory notes stating that said notes are secured hereby.

     SECTION 31. IMPOSITION OF TAX BY STATE.

          (a) STATE TAXES COVERED. The following constitute state taxes to which this Section applies:

               (i) A specific tax upon trust deeds or upon all or any part of the indebtedness secured by a trust deed.

               (ii) A specific tax on a grantor which the taxpayer is authorized or required to deduct from payments on the indebtedness secured by a trust deed.

               (iii) A tax on a trust deed chargeable against the beneficiary or the holder of the note secured.

               (iv) A specific tax on all or any portion of the indebtedness or on payments of principal and interest made by a grantor.

          (b) REMEDIES. If any state tax to which this Section applies is enacted subsequent to the date of this Instrument, this shall have the same effect as an Event of Default, and GE Capital may exercise any or all of the remedies available to it unless the following conditions are met:

               (i) Borrower may lawfully pay the tax or charge imposed by state tax, and

               (ii) Borrower pays the tax or charge within thirty (30) days after notice from GE Capital that the tax has been levied.

     SECTION 32. ATTORNEYS' FEES. In the event suit or action is instituted to enforce or interpret any of the terms of this Instrument (including without limitation efforts to modify or vacate any automatic stay or injunction), the prevailing party shall be entitled to recover all expenses reasonably incurred at, before and after trial and on appeal whether or not taxable as costs, or in any bankruptcy proceeding including, without limitation, attorneys' fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses. Whether or not any court action is involved, all reasonable expenses, including but not limited to the costs of searching records, obtaining title reports, surveyor reports, title insurance, trustee fees, and other attorney fees, incurred by GE Capital that are necessary at any time in GE Capital's opinion for the protection of its interest or enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest from the date of expenditure until repaid at the interest rate as provided in the Note. The term "ATTORNEYS' FEES" as used in the Loan Documents shall be deemed to mean such fees as are reasonable and are actually incurred.

     SECTION 33. GOVERNING LAW; SEVERABILITY. This Instrument shall be governed by the law of the State of California applicable to contracts made and to be performed therein (excluding choice-of-law principles). In the event that any provision or clause of this Instrument or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Instrument or the Note which can be given effect without the conflicting provision, and to this end the provisions of this Instrument and the Note are declared to be severable.

     SECTION 34. TIME OF ESSENCE. Time is of the essence of this Instrument.

     SECTION 35. CHANGES IN WRITING. This Instrument and any of its terms may only be changed, waived, discharged or terminated by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any agreement subsequently made by Borrower or GE Capital relating to this Instrument shall be superior to the rights of the holder of any intervening lien or encumbrance.

     SECTION 36. NO OFFSET. Borrower's obligation to make payments and perform all obligations, covenants and warranties under this Instrument and under the Note shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation any setoff, counterclaim, abatement, suspension, recoupment, deduction, defense or other right that Borrower or any guarantor may have or claim against GE Capital or any entity participating in making the loan secured hereby. The foregoing provisions of this Section, however, do not constitute a waiver of any claim or demand which Borrower or any guarantor may have in damages or otherwise against GE Capital or any other person, or preclude Borrower from maintaining a separate action thereon; provided, however, that Borrower waives any right it may have at law or in equity to consolidate such separate action with any action or proceeding brought by GE Capital.

     SECTION 37. PROVISIONS REGARDING TRUSTEE. Trustee shall not be liable for any error of judgment or act done by Trustee, or be otherwise responsible or accountable under any circumstances whatsoever. Trustee shall not be personally liable in case of entry by it or anyone acting by virtue of the powers herein granted it upon the Property for debts contracted or liability or damages incurred in the management or operation of the Property. All monies received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other monies (except to the extent required by law) and Trustee shall be under no liability for interest on any monies received by it hereunder.

     Trustee may resign by giving of notice of such resignation in writing to GE Capital. If Trustee shall die, resign or become disqualified from acting, or shall fail or refuse to exercise its powers hereunder when requested by GE Capital so to do, or if for any reason and without cause GE Capital shall prefer to appoint a substitute trustee to act instead of the original Trustee named herein, or any prior successor or substitute trustee, GE Capital shall have full power to appoint a substitute trustee and, if preferred, several substitute trustees in succession who shall succeed to all the estate, rights, powers and duties of the forenamed Trustee. Upon appointment by GE Capital, any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of its predecessor in the rights hereunder with the same effect as if originally named as Trustee herein.

     SECTION 38. WAIVER OF JURY TRIAL. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVES ANY AND ALL RIGHTS THAT EACH PARTY TO THIS INSTRUMENT MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR THE STATE OF CALIFORNIA, TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING RELATING TO THIS INSTRUMENT, THE LOAN DOCUMENTS OR ANY TRANSACTIONS CONTEMPLATED THEREBY OR RELATED THERETO. IT IS INTENDED THAT THIS WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, CLAIMS AND/OR COUNTERCLAIMS IN ANY SUCH ACTION OR PROCEEDING.

     BORROWER UNDERSTANDS THAT THIS WAIVER IS A WAIVER OF A CONSTITUTIONAL SAFEGUARD, AND EACH PARTY INDIVIDUALLY BELIEVES THAT THERE ARE SUFFICIENT ALTERNATE PROCEDURAL AND SUBSTANTIVE SAFEGUARDS, INCLUDING, A TRIAL BY AN IMPARTIAL JUDGE, THAT ADEQUATELY OFFSET THE WAIVER CONTAINED HEREIN.

     SECTION 39. MAXIMUM INTEREST CHARGES. Notwithstanding anything contained herein or in any of the Loan Documents to the contrary, in no event shall GE Capital be entitled to receive interest on the loan secured by this Instrument (the "LOAN") in amounts which, when added to all of the other interest charged, paid to or received by GE Capital on the Loan, causes the rate of interest on the Loan to exceed the highest lawful rate. Borrower and GE Capital intend to comply with the applicable law governing the highest lawful rate and the maximum amount of interest payable on or in connection with the Loan. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Loan, or if acceleration of the final maturity date of the Loan or if any prepayment by Borrower results in Borrower having paid or demand having been made on Borrower to pay, any interest in excess of the amount permitted by applicable law, then all excess amounts theretofore collected by GE Capital shall be credited on the principal balance of the Note (or, if the Note has been or would thereby be paid in full, such excess amounts shall be refunded to Borrower), and the provisions of the Note, this Instrument and any demand on Borrower shall immediately be deemed reformed and the amounts thereafter collectible thereunder and hereunder shall be reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder and hereunder. The right to accelerate the final maturity date of the Loan does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and GE Capital does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to GE Capital for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread through the full term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the applicable usury ceiling. By execution of this Instrument, Borrower acknowledges that it believes the Loan to be nonusurious and agrees that if, at any time, Borrower should have reason to believe that the Loan is in fact usurious, it will give GE Capital written notice of its belief and the reasons why Borrower believes the Loan to be usurious, and Borrower agrees that GE Capital shall have ninety (90) days following its receipt of such written notice in which to make appropriate refund or other adjustment in order to correct such condition if it in fact exists.

     SECTION 40. REQUEST FOR NOTICE. Pursuant to California Government Code
Section 27321.5(b), Borrower hereby requests that a copy of any notice of default and a copy of any notice of sale given pursuant to this Instrument be mailed to Borrower at the address set forth herein above.

     SECTION 41. FIXTURE FILING. Portions of the Property are goods which are or are to become fixtures relating to the Property, and Borrower covenants and agrees that the filing of this Instrument in the real estate records of the county where the Property is located shall also operate from the time of filing as a fixture filing in accordance with Section 9313 of the California Uniform Commercial code.

     SECTION 42. LOCAL LAW PROVISIONS. In the event of any conflict between the terms and provisions of any other section of this Instrument, the terms and provisions of this section shall govern and continue.

     (a) With or without notice, and without releasing Borrower from any obligation hereunder, to cure any default of Borrower and, in connection therewith, GE Capital or its agents, acting by themselves or through a court appointed receiver, may enter upon the Premises or any part thereof and perform such acts and things as GE Capital deems necessary or desirable to inspect, investigate, assess, and protect the security hereof, including without limitation of any of its other rights:

               (i) to obtain a court order to enforce GE Capital's right to enter and inspect the Premises under Section 2929.5 of the California Civil Code, to which the decision of GE Capital as to whether there exists a release or threatened release of Hazardous Materials in or onto the Premises shall be deemed reasonable and conclusive as between the parties hereto; and

               (ii) to have a receiver appointed under Section 564 of the California Code of Civil Procedure to enforce GE Capital's right to enter and inspect the Premises for Hazardous Materials. All costs and expenses reasonably incurred by Lender with respect to the audits, tests, inspections, and examinations which Lender or its agents or employees may conduct, including the fees of the engineers, laboratories, contractor, consultants, and attorneys, shall be paid by Borrower. All reimbursement costs and expenses incurred by Trustee and GE Capital pursuant to this subparagraph (including, without limitation, court costs, consultant fees and attorneys' fees, whether incurred in litigation or not and whether before or after judgment) shall be added to the Loan Obligations and shall bear interest at the Default Rate from the date they are incurred until said sums have been paid if not paid within 10 days after demand.

          (b) GE Capital may seek a judgment that Borrower has breached its covenants, representations and/or warranties with respect to the environmental matters set forth in the Indemnity or herein, by commencing and maintaining an action or actions in any court of competent jurisdiction for breach of contract pursuant to Section 736 of the California Code of Civil Procedure, whether commenced prior to foreclosure of the Premises, and to seek the recovery of any and all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out-of-pocket costs or expenses actually incurred by GE Capital (collectively, the "ENVIRONMENTAL COSTS") incurred or advanced by GE Capital relating to the cleanup, remediation or other response action, required by applicable law or to which Lender believes necessary to protect the Premises, it being conclusively presumed between GE Capital and Borrower that all such Environmental Costs incurred or advanced by GE Capital relating to the cleanup, remediation, or other response action of or to the Premises were made by GE Capital in good faith. All Environmental Costs incurred by GE Capital under this subparagraph (including, without limitation, court costs, consultant fees and attorneys' fees, whether incurred in litigation or not and whether before or after judgment) shall bear interest at the Default Rate from the date of expenditure until said sums have been paid if not paid within 10 days after demand. GE Capital shall be entitled to bid, at the sale of the Premises, the amount of said costs, expenses and interest in addition to the amount of the other obligations hereby secured as a credit bid, the equivalent of cash.

          (c) Borrower acknowledges and agrees that notwithstanding any term or provision contained herein or elsewhere, the Environmental Costs shall be exceptions to any limited recourse or exculpatory provision, and Borrower shall be fully and personally liable for the Environmental Costs hereunder, and such liability shall not be limited to the original principal amount of the obligations secured by this Instrument, and Borrower's Premises or this Instrument. For the purposes of any action brought under this subparagraph, Borrower hereby waives the defense of laches and any applicable statute of limitations.

          (d) GE Capital may waive its lien against the Premises or any portion thereof, whether fixtures or personal property, to the extent such property is found to be environmentally impaired in accordance with Section
     726.5 of the California Code of Civil Procedure and to exercise any and all rights and remedies of an unsecured creditor against Borrower and all of Borrower's assets and property for the recovery of any deficiency and Environmental Costs, including, but not limited to, seeking an attachment order under Section 483.010 of the California Code of Civil Procedure. As between GE Capital and Borrower, for purposes of Section 726.5 of the California Code of Civil Procedure, Borrower shall have the burden of proving that Borrower or any related party (or any affiliate or agent of Borrower or any related party) was not in any way negligent in permitting the release or threatened release of Hazardous Substances. Borrower acknowledges and agrees that notwithstanding any term or provision contained herein or pursuant to this subsection elsewhere in the Loan Documents, all judgments and awards entered against Borrower shall be exceptions to any nonrecourse or exculpatory provision, and Borrower shall be fully and personally liable for all judgments and awards entered against Borrower hereunder and such liability shall not be limited to the original principal amount of the obligations secured by this Instrument and Borrower's obligations shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance, or any other transfer of the Premises or this Instrument. For the purposes of any action brought under this subparagraph, Borrower hereby waives the defense of laches and any applicable statute of limitations.

          Trustor hereby waives all other rights it may now or hereafter have, whether or not similar to any of the foregoing, by reason of laws of the State of California pertaining to sureties, including without limitation all rights and defenses that are or may become available to Trustor by reason of Sections 2787 to 2855, inclusive, 2899, and 3433 of the California Civil Code.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK;
                            EXECUTION PAGE FOLLOWS]

     IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

     IN WITNESS WHEREOF, Borrower has executed this Instrument or has caused the same to be executed by its representatives thereunto duly authorized.


                                        BORROWER:

                                        APPLIANCE RECYCLING CENTERS OF
                                        AMERICA, INC., a Minnesota corporation

                                        By: /s/Edward R. Cameron
                                        Print: Edward R. Cameron
                                        Its: President
STATE OF MINNESOTA      )
                        )  ss.
COUNTY OF R a m s e y   )


On     12/23/02   , before me,         Sara Dammann, Notary Public,
   ---------------             --------------------------------------------
        Date                            Name and Title of Officer
                                     (e.g. "Jane Doe, Notary Public")

personally appeared         Edward R. Cameron
                    ---------------------------------
                         Name of Signer(s)

X personally known to me - OR - [ ]     proved to me on the basis of
                                        satisfactory evidence to be the
                                        person(s) whose name(s) is/are
                                        subscribed to the within instrument and
                                        acknowledged to me that he/she/they
                                        executed the same in his/her/their
                                        authorized capacity(ies), and that by
                                        his/her/their signature(s) on the
                                        instrument the person(s), or the entity
                                        upon behalf of which the person(s)
                                        acted, executed the instrument.

                                        WITNESS my hand and official seal.


                                        ________________________________________
                                        /s/ Sara L. Dammann, Signature of Notary
                                        Public



     [EXECUTION AND ACKNOWLEDGE PAGE OF COMMERCIAL DEED OF TRUST, FINANCING
       STATEMENT, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND
                                FIXTURE FILING]

General Electric Capital Business
Asset Funding Corporation
Loan No.: 001-0010771-001

                                   EXHIBIT A
                                   ---------

         (1920 Acacia Avenue, Compton, Los Angeles County, California)


Legal Description:
------------------

Parcels 1 and 2 of Parcel Map No. 21013, in the City of Compton, County of Los Angeles, State of California, as per map recorded in Book 233 Pages 7 and 8 of Parcel Maps, in the office of the County Recorder of said County.

EXCEPT therefrom that portion of said Parcel 2 lying Southerly of the following described line:

Commencing at the Northwest corner of said Parcel 1, said point also lying on the Easterly line of Acacia Avenue, as shown on said Parcel Map No. 21013; thence along the Westerly lines of said Parcels 1 and 2, South 2 04' 39" East a distance of 341.09 feet to the point of beginning; thence North 87 55' 21" East
299.26 feet, more or less, to the Easterly line of said Parcel 2.

EXCEPT therefrom all oil, gas, minerals, and other hydrocarbon substances lying below the surface of said land, but with no right of surface entry as provided in deeds of record.

General Electric Capital Business
Asset Funding Corporation
Loan No.: 001-0010771-001

                                   SCHEDULE 1
                                   ----------

         (1920 Acacia Avenue, Compton, Los Angeles County, California)


Permitted Exceptions:
---------------------

1. An easement for the purpose show below and right incidental thereto as set forth in a document:

          Purpose:  pipe lines

          Recorded: December 8, 1953 as Instrument No. 394 in Book 43333, Page
                    81 Official Records

          Affects:  Portion of Parcel 1

2.        Covenants, conditions and restrictions as set forth in the document:


          Recorded: August 23, 1968 as Instrument No. 3626 in Book M2963, Page
                    52 Official Records

Modification of said covenants, conditions and restrictions

          Recorded: January 14, 1970 as Instrument No. 3300 in Book M3389, Page
                    928 Official Records

          Affects: Parcels 1 and 2

3. An easement for the purpose shown below and rights incidental thereto as set forth in a document

          Purpose:  storm drains and appurtenances

          Recorded: September 13, 1971 as Instrument No. 3040 in Book D5189 Page
                    338, Official Records

          Affects:  Parcel 1

4. An easement for the purpose shown below and rights incidental thereto as set forth in a document

          Purpose: overhead and underground electrical supply systems and communications systems, consisting of poles, guys and anchors, crossarms, wires, underground conduits, cables, vaults, manholes, handholes, and including above ground enclosures, markers and concrete pads and other appurtenant fixtures.

          Recorded: September 14, 1971 as Instrument No. 3026 in Book D5192 Page
                    228 Official Records

          Affects:  portions of Parcels 1 and 2

5. An easements for the purpose shown below and rights incidental thereto as set forth in a document

          Purpose:  public utilities and appurtenances

          Recorded: June 9, 1972 as Instrument No. 3586 in Book D5489 Page 63,
                    Official Records

          Affects:  portion of Parcel 1

6. An easement for the purpose shown below and rights incidental thereto as set forth in a document

          Purpose: wires, underground conduits, cables, vaults, manholes and handholes

          Recorded: February 6, 1978 as Instrument No. 78-139103 Official
                    Records

          Affects:  portions of Parcels 1 and 2

7.        A covenant and agreement

          Executed by: not shown

          In favor of: not shown

          Recorded: September 27, 1993 as Instrument/File No. 93-1881160,
                    Official Records

          Reference is made to said document for full particulars.

8. An easement for the purpose shown below and rights incidental thereto as set forth in a document

          Purpose:  surface drainage

          Recorded: October 29, 1993 as Instrument No. 93-2117784 Official
                    Records

          Affects:  10.00 foot wide strip

9.        The effect of Acceptance Form

          Dated:    not shown

          Executed by: not shown

          In favor of: not shown

          Recorded: November 15, 1993 as Instrument/File No. 93-2242434 Official
                    Records